Pursuant to Rule 424(b)(5)
Registration No. 333-202411

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 22, 2016

Prospectus Supplement

(To Prospectus dated March 2, 2015)

$

% Senior Notes, Series Y, due 20

CenturyLink, Inc. is offering $         of its     % Senior Notes, Series Y, due 20      pursuant to this prospectus supplement. The Notes will bear interest at the rate of     % per year from the date of issuance to                     , 20     , when they will mature. We will pay interest on the Notes semi-annually in arrears on          and          of each year, beginning                     , 2016.

At any time before                     , 20      (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at the “make-whole” redemption price described in this prospectus supplement, together with any accrued and unpaid interest to, but not including, the redemption date. At any time on or after                     , 20      (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest to, but not including, the redemption date. In addition, at any time on or prior to                     , 2019, we may redeem up to 35% of the principal amount of the Notes using the net proceeds of certain equity offerings at a redemption price equal to     % of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest to, but not including, the redemption date. For additional information, see “Description of the Notes – Optional Redemption.”

Upon the occurrence of a “Change of Control Repurchase Event” as described in this prospectus supplement, we will be required, unless we have elected to redeem the Notes as described above, to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, together with any accrued and unpaid interest to, but not including, the date of repurchase. For additional information, see “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event.”

The Notes will be our senior unsecured obligations and will rank senior in right of payment to any of our future subordinated debt and rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The Notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing any such indebtedness. The Notes will not be guaranteed by any of our subsidiaries and therefore will be effectively subordinated to all existing and future indebtedness and other obligations of our subsidiaries (other than indebtedness and obligations owed to us) to the extent of the assets of our subsidiaries.

We do not plan to list the Notes on any national securities exchange or market.

Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page S-10 of this prospectus supplement.

	Price to Public(1)		Underwriting Discount		Net Proceeds to CenturyLink(2)
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from April , 2016, if settlement occurs after that date.
(2)	Excluding our expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters named below expect to deliver the Notes only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme, against payment in New York, New York on or about April     , 2016.

Joint Book-Running Managers

J.P. Morgan	Barclays

Mizuho Securities	SunTrust Robinson Humphrey

Co-Managers

Fifth Third Securities	MUFG	Regions Securities LLC	US Bancorp

The date of this prospectus supplement is March     , 2016.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer.” Under this process, the document we use to offer securities is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also updates and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any Notes, you should carefully review this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated by reference herein or therein, which are described under the heading “Where You Can Find More Information.” Neither the underwriters nor we have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the underwriters nor we are making an offer of the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us, and any document incorporated by reference herein or therein is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In making an investment decision with respect to the Notes, you must make your own independent examination of CenturyLink and the merits and risks of this offering. You should not construe anything included in this prospectus supplement or the accompanying prospectus as investment, legal, business or tax advice. You should consult with your own advisors in connection with determining whether to invest in the Notes.

Unless otherwise provided in this prospectus supplement or the context requires otherwise, in this prospectus supplement:

•	“CenturyLink,” “we,” “us” and “our” refer to CenturyLink, Inc. and not any of its subsidiaries (except in connection with the description of our business under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Prospectus Supplement Summary – CenturyLink” in this prospectus supplement, where such terms refer to the consolidated operations of CenturyLink and its subsidiaries);

•	“Embarq Notes” refers to the $1.184 billion aggregate principal amount of 7.082% Notes due June 1, 2016 issued by Embarq Corporation, our wholly-owned subsidiary;

•	“Notes” refers to the % Senior Notes, Series Y, due 20 being offered pursuant to this prospectus supplement; and

•	“offering” refers to our offering of the Notes pursuant to this prospectus supplement and the accompanying prospectus.

Each reference in this prospectus supplement to the amount of our long-term indebtedness refers to the face amount of our long-term debt owed (including current maturities thereof), subject to certain exclusions and adjustments described under the heading “Capitalization” in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, such as statements about forecasts of our anticipated future results of operations or financial position; statements concerning the anticipated impact of our transactions, investments and other initiatives, including our participation in government programs; statements concerning our liquidity, tax position, tax rates, asset values, contingent liabilities, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, business strategies, dividend and stock repurchase plans, capital allocation plans, financing alternatives and sources, and pricing plans; and other similar statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts, many of which are highlighted by words such as “may,” “would,” “could,” “should,” “plan,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “likely,” “seeks,” “hopes,” or variations or similar expressions.

Our forward-looking statements are based upon our judgment and assumptions as of the date such statements are made concerning future developments and events, many of which are beyond our control. These forward-looking statements, and the assumptions upon which they are based, are (i) not guarantees of future results, (ii) inherently speculative and (iii) subject to a number of risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us in those statements if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:

•	the effects of competition from a wide variety of competitive providers, including lower demand for our legacy offerings;

•	the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete;

•	the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality;

•	our ability to effectively adjust to changes in the communications industry, and changes in the composition of our markets and product mix;

•	possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service;

•	our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce new offerings on a timely and cost-effective basis;

•	the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network;

•	our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, share repurchases, dividends, pension contributions and debt payments;

•	changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, or otherwise;

•	our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages;

•	increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations;

•	adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise;

•	our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions;

•	our ability to effectively manage our network buildout project and other expansion opportunities;

•	our ability to collect our receivables from financially troubled customers;

•	any adverse developments in legal or regulatory proceedings involving us;

•	changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels;

•	the effects of changes in accounting policies or practices, including potential future impairment charges;

•	the effects of adverse weather or other natural or man-made disasters;

•	the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and

•	other risks referenced in Item 1A or elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as may be updated or supplemented by our subsequent filings with the SEC.

Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, you are cautioned not to unduly rely upon our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our dividend or stock repurchase plans) at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy that information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, including the exhibits and schedules thereto, as well as reports, proxy and information statements and other information about us. In addition, our common stock is listed and traded on the New York Stock Exchange (“NYSE”), and you may obtain similar information about us at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

As permitted by the SEC, we are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specific documents that we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and accompanying prospectus. We incorporate herein and therein by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination or completion of the offering of all of the Notes (which we refer to collectively below as the “incorporated documents”). This prospectus supplement and accompanying prospectus are part of a registration statement filed with the SEC, which may contain additional information that you might find important.

We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus the following documents filed by us with the SEC; provided, however, we are not incorporating by reference any such documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

CenturyLink Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2015

Current Reports on Form 8-K (excluding certain Current Reports “furnished” but not “filed” with the SEC)	Filed on January 25, 2016 (two filings), January 29, 2016 and February 29, 2016

Proxy Statement on Schedule 14A	Filed on April 8, 2015 (which contains information that has been updated by (i) our Current Reports on Form 8-K filed on June 2, 2015 and November 16, 2015 with respect to certain specified managerial changes, both of which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and (ii) certain of our above-listed Current Reports on Form 8-K filed during 2016)

We will provide to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits not specifically included as a part of such filing). You can request copies of such documents if you (i) write us at CenturyLink, Inc., 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Investor Relations, or (ii) call us at (318) 388-9000.

This prospectus supplement, the accompanying prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of Notes covered by this prospectus supplement. These summary descriptions do not purport to be complete and are subject to, or are qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus supplement or the accompanying prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate communications, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

Information appearing in this prospectus supplement, the accompanying prospectus or any particular incorporated document is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the incorporated documents and should be read together therewith. Any statement contained in any particular incorporated document will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other incorporated document filed after such particular incorporated document modifies or supersedes such statement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all of the information you should consider before investing in the Notes and is qualified in its entirety by reference to the more detailed information and consolidated historical financial statements appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the materials filed with the SEC that are considered to be part of this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should read this prospectus supplement and the accompanying prospectus carefully, including the section of this prospectus supplement entitled “Risk Factors” and the incorporated documents referred to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

CenturyLink

We are an integrated communications company engaged primarily in providing an array of communications services to our residential and business customers. Our communications services include local and long-distance voice, high speed Internet, Multi-Protocol Label Switching, private line (including special access), data integration, Ethernet, colocation, managed hosting (including cloud hosting), network, public access, video, wireless and other ancillary services.

At December 31, 2015, we operated approximately 11.7 million access lines in 37 states and served approximately 6.0 million high-speed Internet subscribers and 285 thousand Prism television subscribers. We also operate 59 data centers throughout North America, Europe and Asia.

We were incorporated under the laws of the state of Louisiana in 1968. Our principal executive office is located at 100 CenturyLink Drive, Monroe, Louisiana 71203 and our telephone number is (318) 388-9000. Our website is located at www.CenturyLink.com. The information contained in our website is not a part of this prospectus supplement or the accompanying prospectus.

Our methodology for counting access lines (which are telephone lines connecting our customers’ premises to the public switched telephone network), subscribers and data centers may not be comparable to those of other companies.

Ratio of Earnings to Fixed Charges

The information below updates the ratio of consolidated earnings to fixed charges data appearing in the accompanying prospectus. For important information regarding how these ratios are calculated, see “Ratio of Earnings to Fixed Charges” in the accompanying prospectus.

Set forth below is our ratio of consolidated earnings to fixed charges for the year ended December 31, 2015, which is based on our historical consolidated financial statements incorporated by reference herein.

Year Ended December 31, 2015
Ratio of earnings to fixed charges	1.84

The Offering

The summary below describes the principal terms of the Notes and is not intended to be complete. The sections entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities of CenturyLink” in the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Notes, including important limitations and exceptions to the information presented in this summary.

Issuer	CenturyLink, Inc., a Louisiana corporation.

Notes Offered	$ aggregate principal amount of % Senior Notes, Series Y, due 20 .

Maturity Date	The Notes will mature on , 20 .

Interest Rate	The annual interest rate for the Notes will be %.

Interest Payment Dates	and of each year, beginning on , 2016.

Optional Redemption	At any time before , 20 (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the redemption date at the then current Treasury Rate applicable to the Notes to be redeemed plus basis points, together with any accrued and unpaid interest to, but not including, the redemption date. At any time on or after , 20 (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest to, but not including, the redemption date. In addition, at any time on or prior to , 2019, we may at our option redeem up to 35% of the principal amount of the Notes using the net proceeds of certain equity offerings at a redemption price equal to % of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest to, but not including, the redemption date. For additional information, see “Description of the Notes – Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a “Change of Control Repurchase Event,” as defined under “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event,” we will be required, unless we have elected to redeem the Notes as described above, to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, together with any accrued and unpaid interest to, but not including, the date of repurchase. For additional information, see “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event.”

No Security or Guarantees	None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries or other persons.

Certain Covenants	The indenture governing the Notes contains covenants that, among other things, will limit our ability to:

•	incur, issue or create certain liens upon our property, and

•	consolidate with or merge into, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets to, any other party.

These covenants are subject to important exceptions and qualifications that are described under the heading “Description of Debt Securities of CenturyLink – Merger and Consolidation” and “– Limitations on Liens” in the accompanying prospectus.

“Reopening” of Notes	We may “reopen” the Notes at any time without the consent of the holders of outstanding Notes and issue additional debt securities with the same terms (except the issue price, issue date and initial interest payment date), which will thereafter constitute a single fungible series with the Notes.

Ranking	The Notes will be our senior unsecured obligations and will rank senior in right of payment to any of our future subordinated debt and rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The Notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing any such indebtedness. As of December 31, 2015, we had approximately $8.7 billion of unsecured and unsubordinated long-term debt that would have ranked equally with the Notes. We currently maintain a $2.0 billion unsecured committed revolving credit facility and a $100 million uncommitted revolving line of credit, both of which may enable us to borrow additional funds. As of December 31, 2015, we had $410 million of indebtedness outstanding under these facilities (which is included in the $8.7 billion of unsecured and unsubordinated long-term debt noted above), which leaves substantial available borrowing capacity thereunder. We are a holding company and, therefore, the Notes will be effectively subordinated to all existing and future indebtedness and other obligations of our subsidiaries (other than indebtedness and obligations owed to us) to the extent of the assets of our subsidiaries. As of December 31, 2015, the aggregate principal amount of long-term debt of our subsidiaries (including the Embarq Notes) was approximately $11.4 billion. For additional information, see “Capitalization.”

Global Notes and Denominations	The Notes will be issued only in fully-registered global form without interest coupons in minimum denominations of $2,000 and any integral multiple of $1,000. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of a nominee designated by DTC. Holders of Notes may elect to hold interests in a global Note only in the manner described in this prospectus supplement. Any such interest may not be exchanged for certificated securities except in limited circumstances described in this prospectus supplement. For additional information, see “Description of the Notes – Global Notes and Book-Entry System.”

Use of Proceeds	We expect to receive net proceeds from the sale of the Notes of approximately $ , after deducting the underwriting discount and our estimated expenses. We intend to use these net proceeds, together with additional borrowings under our revolving credit facility and available cash, if any, to provide one of our wholly-owned subsidiaries, Embarq Corporation, with the total amount of funds required to fully retire at maturity all $1.184 billion aggregate principal amount of the Embarq Notes, including accrued and unpaid interest thereon. Prior to the Embarq Notes maturing on June 1, 2016, we intend to invest the net proceeds from this offering in short-term investment grade, interest-bearing securities.

No Listing	There is currently no established trading market for the Notes, and we do not intend to apply for the listing or quotation of the Notes on any national securities exchange or market.

Trustee, Registrar and Paying Agent	Regions Bank.

Risk Factors	Your investment in the Notes will involve risks. Before deciding whether to invest in the Notes, you should carefully consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus as well as the specific factors under the heading “Risk Factors” beginning on the next page.

RISK FACTORS

Any investment in the Notes involves risk. Before purchasing any Notes, you should carefully consider the risks described below and the risks disclosed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, as may be updated and supplemented by our subsequent SEC reports, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could impair our business, financial condition or operating results, and cause you to lose all or part of your investment in the Notes. Our operations or actual results could also be similarly impacted by additional risks and uncertainties that are not currently known to us, that we currently deem to be immaterial, that arise in the future or that are not specific to us, such as general economic conditions.

Risks Relating to the Notes

We and our affiliates have a significant amount of indebtedness, which could adversely affect our financial performance and impact our ability to make payments on the Notes.

We continue to carry significant debt. As of December 31, 2015, we had total consolidated long-term debt of approximately $20.1 billion, of which approximately $8.7 billion constituted unsecured and unsubordinated long-term debt of CenturyLink that would have ranked equally in right of payment with the Notes. For additional information, see “Capitalization.”

The indenture governing the Notes does not limit the amount of additional unsecured debt that we may incur. In addition, we currently maintain a $2.0 billion unsecured committed revolving credit facility and a $100 million uncommitted revolving line of credit, both of which may enable us to borrow additional funds. As of December 31, 2015, we had $410 million of indebtedness outstanding under these facilities (which is included in the $8.7 billion of unsecured and unsubordinated long-term debt noted above), which leaves substantial available borrowing capacity thereunder. For additional information, see “Capitalization.” Any additional indebtedness we incur under the indenture governing the Notes or our revolving credit facility, as currently structured, will rank equally in right of payment with the Notes.

If we incur additional debt, the risks associated with our leverage, including the risk that we will be unable to service the Notes, will increase. The degree to which we, together with our subsidiaries, are leveraged or incur additional debt could have important consequences to the holders of the Notes. For example, the degree of our consolidated leverage may:

•	limit our and our affiliates’ ability to obtain additional financing for working capital, capital expenditures, refinancings or other general corporate purposes, particularly if, as discussed further in the following risk factors, (i) the ratings assigned to our debt securities by nationally recognized credit rating organizations (“credit ratings”) are revised downward or (ii) we seek capital during periods of turbulent or unsettled market conditions;

•	require us and our affiliates to dedicate a substantial portion of our and their cash flow from operations to the payment of interest and principal on our and their debt, thereby reducing the funds available to us and our affiliates for other purposes, including acquisitions, capital expenditures, strategic initiatives, dividends, stock repurchases and marketing;

•	hinder our ability to capitalize on business opportunities and to plan for or react to changing market, industry, competitive or economic conditions;

•	increase our and our affiliates’ future borrowing costs;

•	increase the risk that third parties will be unwilling or unable to engage in hedging or other financial or commercial arrangements with us;

•	make us more vulnerable to economic or industry downturns, including interest rate increases;

•	place us at a competitive disadvantage compared to less leveraged competitors;

•	increase the risk that we will need to sell securities or assets, possibly on unfavorable terms, or take other unfavorable actions to meet payment obligations;

•	impact the trading value or liquidity of the Notes; or

•	increase the risk that we will not meet the financial covenants in our debt agreements or timely make all required debt payments.

We intend to refinance a significant amount of our indebtedness over the next several years, principally through the issuance of debt securities of CenturyLink, Qwest Corporation or both. Our ability to arrange additional financing will depend on, among other factors, our financial position, performance, and credit ratings, as well as prevailing market conditions and other factors beyond our control. Financial markets globally continue to be volatile. Prevailing market conditions could be adversely affected by (i) general market conditions, such as disruptions in domestic or overseas sovereign or corporate debt markets, geo-political instabilities, contractions or limited growth in the economy or other similar adverse economic developments in the U.S. or abroad and (ii) specific conditions in the communications industry. Volatility in the global markets could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are as favorable as those from which we previously benefitted, on terms that are acceptable to us, or at all. Any such failure to obtain additional financing could jeopardize our ability to repay, refinance or reduce our debt obligations, including the Notes.

Any downgrade in our credit ratings could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the market price of our outstanding debt securities, including the Notes, or otherwise impair our business, financial condition and results of operations.

We expect that one or more nationally recognized credit rating organizations will rate the Notes as non-investment grade debt. A credit rating is not a recommendation to purchase, sell or hold the Notes. These credit ratings are not intended to correspond to market price or suitability of the Notes for any particular investor.

Credit rating agencies continually review their ratings for the companies that they follow, including us and certain of our subsidiaries. Credit rating agencies also evaluate the industries in which we and our affiliates operate as a whole and may change their credit rating for us based on their overall view of such industries. There can be no assurance that any credit rating assigned to any of our debt securities, including the Notes, will remain in effect for any given period of time or that any such credit ratings will not be lowered, suspended or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances so warrant. Our credit ratings could be lowered under a wide range of circumstances impacting our financial condition or prospects, including without limitation an acquisition, joint venture, increase in capital expenditures, increase in pension or benefit expenses, decreases in operating margins or adverse changes in competition, regulation, technology, taxes, operating costs or litigation costs.

A downgrade of our or our subsidiaries’ credit ratings could, among other things:

•	adversely affect the market price of some or all of our outstanding debt or equity securities, including the Notes;

•	limit our access to the capital markets or otherwise adversely affect the availability of other new financing on favorable terms, if at all;

•	trigger the application of restrictive covenants in certain of our debt agreements or result in new or more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur;

•	increase our cost of borrowing; and

•	impair our business, financial condition and results of operations.

Our financial performance and other factors could adversely impact our ability to make payments on the Notes.

Our ability to make scheduled payments or to refinance our indebtedness (including the Notes) will depend on our financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and other factors beyond our control. As of the date of this prospectus supplement, approximately $3.1 billion aggregate principal amount of the debt securities of us and our consolidated subsidiaries, including the Embarq Notes and excluding capital lease and other obligations, is scheduled to mature prior to December 31, 2018. While we currently believe we and our subsidiaries will have the financial resources to meet or refinance our and our subsidiaries’ obligations when they become due, we cannot fully anticipate our future performance or financial condition, or the future condition of the credit markets or the economy generally.

The Notes will be unsecured, will be solely our obligations and, because we are a holding company, will be effectively subordinated to the debt of our subsidiaries and any future secured indebtedness.

None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries or other persons. As such, the Notes will be exclusively our obligations.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us from our subsidiaries in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Notes or, subject to limited exceptions for tax-sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. State law applicable to each of our subsidiaries restricts the amount of dividends that they may pay. Restrictions that have been or may be imposed by state regulators (either in connection with obtaining necessary approvals for our acquisitions or in connection with our regulated operations), and restrictions imposed by credit agreements applicable to certain of our subsidiaries may limit the amount of funds that our subsidiaries are permitted to transfer to us, including the amount of dividends that may be paid to us. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of the Notes to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of December 31, 2015, the aggregate principal amount of long-term debt of our subsidiaries (including the Embarq Notes) was approximately $11.4 billion. For additional information, see “Capitalization.”

In addition, the Notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing any such indebtedness.

There will be no cross-default or cross-acceleration provisions in the indenture governing the Notes, which could adversely affect the rights of holders of the Notes.

The indenture governing the Notes will not contain a cross-default or cross-acceleration provision. Accordingly, holders of the Notes will not have the right to accelerate indebtedness represented by the Notes in the event of a default by us or any of our subsidiaries under any other indebtedness of our company or our subsidiaries. If any such event occurs, our obligations and our subsidiaries’ obligations, as applicable, will have to be satisfied first, and the holders of the Notes will have no rights to participate in any such distributions or payments. Consequently, we might not have sufficient funds or resources following such events to satisfy our remaining obligations, including our obligations under the Notes.

The provisions of the Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction, sale of assets or change in the composition of our board of directors.

The terms of the Notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings of our debt securities, or otherwise adversely affect the holders of the Notes. For a variety of reasons, these transactions may not necessarily constitute a Change of Control Repurchase Event that affords you the protections described in this prospectus supplement. See the definitions of “Change of Control” and “Change of Control Repurchase Event” under “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event.” Except as described under “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event,” the indenture governing the Notes does not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.

The definition of “Change of Control” includes a disposition to any person of all or substantially all of our properties and assets and the properties and assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the properties or assets of us and our subsidiaries taken as a whole. As a result, your ability to require us to offer to repurchase Notes as a result of a transfer of less than all of our assets to another person may be uncertain.

In addition, courts in several recent decisions have raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds under certain circumstances. Consequently, holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with certain proxy contests.

We may not be able to repurchase all of the Notes upon a Change of Control Repurchase Event.

As described under “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event,” we will be required to offer to repurchase the Notes upon the occurrence of a Change of Control Repurchase Event. We may not have sufficient funds to repurchase the Notes for cash at such time. In addition, our ability to repurchase the Notes for cash may be limited or prohibited by law or our credit, lease or operating agreements in existence at the time. To the extent we are unable to obtain relief from any such limitations or prohibitions, we may be unable to repurchase the Notes. Regardless of the cause, our failure to offer to repurchase the Notes (if required by the indenture governing the Notes) could constitute an event of default under the supplemental indenture governing the Notes which could, in turn, constitute a default under other of our agreements relating to our indebtedness outstanding at the time.

Subject to certain limited exceptions, the Notes will not contain restrictive covenants.

The indenture governing the Notes does not contain restrictive covenants that would protect you from many kinds of transactions that may adversely affect you, other than certain covenants limiting liens in respect of our (but not our subsidiaries’) property and limiting or relating to certain change of control or other corporate transactions. For instance, the indenture does not contain covenants limiting any of the following:

•	the payment of dividends to, or the repurchase of securities from, our shareholders;

•	the incurrence of additional indebtedness by us or our subsidiaries;

•	the issuance of common or preferred stock by us or our subsidiaries;

•	our ability or our subsidiaries’ ability to enter into sale/leaseback transactions;

•	the creation of restrictions on the ability of our subsidiaries to make payments to us;

•	our ability or our subsidiaries’ ability to engage in asset sales;

•	our subsidiaries’ ability to place liens on their assets;

•	our ability or our subsidiaries’ ability to invest in or loan money to third parties; or

•	our ability or our subsidiaries’ ability to enter into various transactions with affiliates.

As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or capital resources, lower the credit ratings of our debt securities, or otherwise adversely affect the holders of the Notes.

The Notes are a new issue and do not have an established trading market, which may, among several other factors, negatively affect their market value.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of any such Notes on any automated dealer quotation system. Consequently, we cannot make any assurances as to:

•	the development or sustainability of an active trading market;

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Notes in a timely manner or at all; or

•	the price at which the holders might be able to sell their Notes.

If a trading market does develop, the market price for the Notes following this offering will be based on a number of other factors, including:

•	our credit ratings with nationally recognized credit rating agencies and market liquidity, each of which are discussed above;

•	prevailing interest rates being paid by other companies similar to us;

•	the market for debt securities similar to the Notes, including other outstanding notes issued by us or our affiliates;

•	the total amount owed by us under our outstanding indebtedness, the total amount of dividends that we pay in respect of our capital stock and the total amount of capital stock that we may repurchase from time to time, which could be affected by our future incurrence of additional debt or issuance of additional securities;

•	our consolidated financial condition, results of operations and prospects;

•	general economic conditions in our markets, and general industry and regulatory conditions prevailing in the communications industry; and

•	the overall condition of the financial markets, many of which have experienced substantial turbulence over the past few years.

The condition of the credit markets and prevailing interest rates have fluctuated historically and are likely to continue to fluctuate in the future, especially if sovereign debt markets remain unsettled and worldwide economic uncertainties persist. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes. In particular, any increase in market interest rates, which are currently at low levels relative to historical rates, will likely reduce demand for the Notes and depress their market value.

Historically, the market for non-investment grade debt has been subject to periodic disruptions that have caused substantial volatility in the prices of securities similar to the Notes. Any market for the Notes may be subject to similar disruptions, which may adversely affect you as a holder of the Notes.

Our revenues and cash flows may not be adequate to fund all of our current objectives.

Changes in competition, technology, regulation and demand for our legacy services continue to place downward pressure on our consolidated revenues and cash flows. During each of 2015, 2014 and 2013, we experienced declines in revenues and net cash provided by operating activities as compared to prior years. Our cash flows will be further reduced as a result of anticipated increases in our cash tax payments due to our recent depletion of substantially all of our net operating loss carryforwards. Moreover, our business is capital intensive, and we anticipate that our capital requirements will continue to be significant in the coming years.

We rely upon our consolidated revenues and cash flows to fund our commitments and business objectives, including without limitation, funding our capital expenditures, operating costs, periodic share repurchases, dividends, pension and benefits payments and debt repayments. We cannot assure you that our future cash flows will be sufficient to fund all of our cash requirements in the manner currently contemplated. Our inability to fund certain of these payments could have an adverse impact on our business, operations or competitive position or on the value of our securities, including the Notes.

Risks Relating to Our Business

We and our affiliates face a variety of risks, including an array of financial and operational risks and various competitive, technological and regulatory risks. All of these risks are described in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, as may be updated and supplemented by our subsequent SEC reports, all of which are incorporated by reference herein.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the Notes of approximately $         , after deducting the underwriting discount and our estimated expenses. We intend to use these net proceeds, together with additional borrowings under our revolving credit facility and available cash, if any, to provide one of our wholly-owned subsidiaries, Embarq Corporation, with the total amount of funds required to fully retire at maturity all $1.184 billion aggregate principal amount of the Embarq Notes, including accrued and unpaid interest thereon. Prior to the Embarq Notes maturing on June 1, 2016, we intend to invest the net proceeds from this offering in short-term investment grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2015. You should read the following table in conjunction with “Use of Proceeds” herein and our consolidated financial statements and the notes thereto, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of December 31, 2015(1)
(unaudited; in millions)
Long-term debt (including current maturities):(2)
CenturyLink revolving credit facility and revolving line of credit(3)	$410
CenturyLink term loan	358
CenturyLink senior notes	7,975
Embarq Corporation notes	2,669
Qwest notes(4)	8,210
Other subsidiary debt (not reflected above)	482

Subtotal(5)	20,104
Capital lease and other obligations	425
Unamortized discounts, net, and unamortized debt issuance costs	(304)

Total long-term debt	$20,225

Total stockholders’ equity	$14,060

Total capitalization	$34,285

(1)	Excludes the impact of $235 million of senior notes that Qwest Corporation issued in January 2016 to refinance outstanding Qwest Corporation debt that matures on May 1, 2016.
(2)	As described further in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds from this offering, together with additional borrowings under our revolving credit facility and available cash, if any, to provide Embarq Corporation with the total amount of funds required to fully retire on June 1, 2016 all $1.184 billion aggregate principal amount of Embarq Notes. As a result, we do not believe that the effect of this offering will ultimately have a material effect on our consolidated capitalization. For additional information, see “Use of Proceeds.”
(3)	As of March 21, 2016, we had no indebtedness outstanding under either our $2.0 billion committed revolving credit facility or our $100 million uncommitted revolving line of credit (use of which reduces our borrowing capacity under the revolving credit facility), leaving up to $2.0 billion of aggregate available borrowing capacity under these facilities.
(4)	These notes were issued by and are obligations of Qwest Corporation and Qwest Capital Funding, Inc.
(5)	This subtotal reflects the face amount of consolidated long-term debt owed, without giving effect to (i) certain other components of our total consolidated long-term debt reflected in the line item “Capital lease and other obligations” and (ii) certain adjustments required under U.S. generally accepted accounting principles reflected in the line item “Unamortized discounts, net, and unamortized debt issuance costs.”

MANAGEMENT

Executive Officers

Below you can find information about our executive officers as of the date of this prospectus supplement:

Name	Age	Position
Glen F. Post, III	63	Chief Executive Officer and President
David D. Cole	58	Executive Vice President – Controller and Operations Support
Dean J. Douglas	58	President – Sales and Marketing
R. Stewart Ewing, Jr.	64	Executive Vice President, Chief Financial Officer and Assistant Secretary
Stacey W. Goff	50	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Aamir Hussain	48	Executive Vice President, Chief Technology Officer
Maxine L. Moreau	54	Executive Vice President – Global Operations and Shared Services
Scott A. Trezise	47	Executive Vice President – Human Resources
Girish K. Varma	66	President – Global Information Technology Services and New Market Development

Dean J. Douglas has served as our President – Sales and Marketing since February 16, 2016. Mr. Douglas served as Chief Executive Officer at Unify GmbH & Co. KG, a provider of software-based enterprise unified communications services, from January 2014 to January 2016. Mr. Douglas served in senior leadership positions at Westcon Group, Inc., a distributor of unified communications and security services, including Chief Executive Officer and President from April 2009 to January 2014 and Chief Operating Officer from June 2008 to January 2014. Prior to then, Mr. Douglas held leadership roles at LCC International, Inc., IBM Global Services, Motorola, Inc. and Newleaf Entertainment.

For additional information on each of our other executive officers, see our Proxy Statement dated April 3, 2015 on Schedule 14A filed with the SEC on April 8, 2015 (the “2015 Proxy Statement”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

Directors

Below you can find information about our directors as of the date of this prospectus supplement:

Name	Age	Director Since
Martha H. Bejar	54	January 2016
Virginia Boulet	62	1995
Peter C. Brown	57	2009
Richard A. Gephardt*	75	2009
W. Bruce Hanks	61	1992
Mary L. Landrieu	60	November 2015
Gregory J. McCray	53	2005
C. G. Melville, Jr.*	75	1968
William A. Owens	75	2009
Harvey P. Perry	71	1990
Glen F. Post, III	63	1985
Michael J. Roberts	65	2011
Laurie A. Siegel	60	2009

*	Messrs. Gephardt and Melville, Jr. will be retiring from the Board at our 2016 annual shareholders meeting.

For additional information on Martha H. Bejar and Mary L. Landrieu, please see our Current Reports on Form 8-K filed with the SEC on January 25, 2016 and November 16, 2015, respectively (the “Current Reports”). For additional information on each of our other directors, see the 2015 Proxy Statement. The Current Reports and the 2015 Proxy Statement are each incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

DESCRIPTION OF THE NOTES

The following description of the Notes is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the heading “Description of Debt Securities of CenturyLink.” In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.

General

The Notes will be issued as a separate series of senior debt securities under an indenture, dated as of March 31, 1994, between us and Regions Bank, as trustee (successor-in-interest to First American Bank and Trust of Louisiana and Regions Bank of Louisiana) (the “base indenture”), as previously amended or supplemented from time to time, and as will be supplemented by the eleventh supplemental indenture thereto establishing the terms of the Notes between us and the trustee (the “supplemental indenture” and, together with the base indenture, as amended and supplemented, the “indenture”). When we refer to the “debt securities,” such reference shall refer to senior debt securities issued under the indenture, including the Notes.

We have filed the base indenture as an exhibit to the registration statement, and you may obtain a copy of it by following the directions described under the caption “Where You Can Find More Information.” Our descriptions of the Notes in this prospectus supplement and the accompanying prospectus are qualified by reference to the base indenture, which we urge you to read, and, when available, the supplemental indenture.

Subject to the more detailed information appearing below in this prospectus supplement and the accompanying prospectus, the Notes:

•	will mature on 20 , unless redeemed or repurchased prior to that date as described below;

•	will accrue interest from the date of original issuance at the annual rate of %, payable by us semi-annually in arrears on the dates and in the manner described below;

•	will be redeemable by us in the manner described below under the heading “– Optional Redemption”;

•	will require us, upon the occurrence of a “Change of Control Repurchase Event,” to make an offer to repurchase the Notes on the terms and conditions described below under the heading “– Purchase of Notes Upon a Change of Control Repurchase Event”; and

•	will be our senior unsecured obligations and, accordingly, will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt.

Interest on the Notes will be payable by us semi-annually in arrears on                      and                      of each year, beginning on                     , 2016, to the registered holders of the Notes at the close of business on the preceding                      and                     , respectively. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

As a newly-issued series of our debt securities, the Notes will be limited initially to $         million aggregate principal amount. However, we may “reopen” the Notes at any time without the consent of the holders of outstanding Notes and issue additional debt securities with the same terms (except the issue price, issue date and initial interest payment date), which would thereafter constitute a single fungible series with the Notes.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on the amount so payable for the period from and after the scheduled interest payment date, maturity date or redemption date, as the case may be, to the actual date of that payment on the next succeeding business day.

The Notes are a new issue of securities. There is currently no established trading market for the Notes, and we do not intend to apply for the listing or quotation of the Notes on any national securities exchange or market. For additional information regarding the trading market, if any, for the Notes, see “Underwriting – Trading Market.”

None of our obligations under the Notes will be secured by collateral or guaranteed by any of our subsidiaries or other persons.

The Notes will be governed by Louisiana law.

In addition to our repurchase responsibilities described below under “– Purchase of Notes upon a Change of Control Repurchase Event,” we or our affiliates may from time to time voluntarily choose to repurchase any of our outstanding Notes offered hereunder by tender, in the open market or by private agreement.

Ranking

The Notes will be our senior unsecured obligations. Our obligations to pay principal, premium, if any, and interest on the Notes will rank senior to our obligations to make payments under any of our future subordinated debt, and will rank equally in right of payment with our obligations to make payments under all of our existing and future unsecured and unsubordinated debt. The Notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing any such indebtedness.

The indenture does not limit the aggregate principal amount of senior debt securities that we may issue thereunder. As of December 31, 2015, we had approximately $8.7 billion of unsecured and unsubordinated long-term debt that would have ranked equally with the Notes, most of which was issued under the indenture. For information on our consolidated indebtedness, see “Risk Factors – Risks Relating to the Notes – We and our affiliates have a significant amount of indebtedness, which could adversely affect our financial performance and impact our ability to make payments on the Notes” and “Capitalization” in this prospectus supplement.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us from our subsidiaries in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the Notes or, subject to limited exceptions for tax sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. For a discussion of certain restrictions on the ability of our subsidiaries to distribute funds to us, see “Risk Factors – Risks Relating to the Notes – The Notes will be unsecured, will be solely our obligations and will be effectively subordinated to the debt of our subsidiaries and any future secured indebtedness” in this prospectus supplement.

Optional Redemption

Redemption Terms. Any time before                     , 20     (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate applicable to the Notes plus basis points;

together with any accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but not including, the redemption date.

At any time on or after                     , 20     (three months before the maturity date of the Notes), we may redeem the Notes, in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but not including, the redemption date.

In addition, at any time on or prior to                     , 2019, we may at our option redeem up to 35% of the principal amount of the Notes, using the net proceeds of an Equity Offering at a redemption price equal to     % of the principal amount of the Notes to be redeemed, together with any accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but not including, the redemption date; provided that:

•	at least 65% of the principal amount of the Notes remains outstanding after each such redemption; and

•	the redemption occurs within 90 days after the closing of such Equity Offering.

Any notice of an optional redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address. The notice of optional redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed.

Notices of redemption may be given prior to the completion of any event or transaction related to such redemption, and any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or such other date or dates specified in such notice.

If we choose to redeem less than all of the outstanding Notes, we will notify the trustee at least 45 days before giving notice of optional redemption, or such shorter period as is satisfactory to the trustee, of the aggregate principal amount of Notes to be redeemed and the redemption date. The trustee will select by lot, or in such other manner it deems fair and appropriate, the Notes to be redeemed in part.

If we have given notice of redemption as provided in the indenture and made available funds for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that redemption date and the only right of the holders of those Notes will be to receive payment of the redemption price.

Certain Definitions. For purposes of the foregoing discussion of our optional redemption rights, the following definitions are applicable:

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury

Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Equity Interests” means any and all shares, interests, rights to purchase, warrants, options or other equivalents of or interests in our capital stock, however designated.

“Equity Offering” means a public or private offering for cash of our Equity Interests, other than (i) public offerings with respect to our Equity Interests registered on Form S-4 or Form S-8, (ii) an issuance to any of our subsidiaries or (iii) any offering of Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, (ii) Barclays Capital Inc., (iii) Mizuho Securities USA Inc. and (iv) a Primary Treasury Dealer (as defined below) selected by SunTrust Robinson Humphrey, Inc., or, in the case of each such firm, affiliates thereof and successors of such firm or affiliates, or any other firm that is a primary U.S. government securities dealer in New York City (each, a “Primary Treasury Dealer”) that we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5: 00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Purchase of Notes upon a Change of Control Repurchase Event

Repurchase Terms. If a Change of Control Repurchase Event occurs, unless we have elected to redeem the Notes as described above, we will be required to make an offer to each holder of such Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder of

Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all the Notes or portions of the Notes properly tendered pursuant to our offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

We will determine whether the Notes are properly tendered. The Paying Agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and, subject to the terms and conditions of the indenture, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, however, that such new Notes will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any Note properly tendered and accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control Repurchase Event feature was requested by the underwriters of the Notes as an inducement to their agreement to underwrite the offering, and was agreed to by us following our negotiations with the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

We could, in the future, enter into certain transactions, including acquisitions, financings or recapitalizations, that would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings of the Notes, subject in all such cases to certain restrictions on our ability to incur liens or enter into certain specified merger, consolidation or asset sale transactions. A description of these restrictions is contained under “Description of Debt Securities of CenturyLink – Merger and Consolidation” and “– Limitations on Liens” in the accompanying prospectus. Except for the limitations contained in such covenants and the covenant relating to our obligations upon the occurrence of a Change of Control Repurchase Event described in this prospectus supplement, the indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction. For additional information, see “Risk Factors – Risks Relating to the Notes – The provisions of the Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction, sale of assets or change in the composition of our board of directors” in this prospectus supplement.

We may not have sufficient funds to repurchase all the Notes upon a Change of Control Repurchase Event. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes by applicable law or under the terms of our credit, lease or operating agreements. For additional information, see “Risk Factors – Risks Relating to the Notes – We may not be able to repurchase all of the Notes upon a Change of Control Repurchase Event” in this prospectus supplement.

Certain Definitions. For purposes of the foregoing discussion of a repurchase at the option of a holder of Notes, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and the properties or assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or (4) the first day on which a majority of the members of our board of directors are not Continuing Directors. For information on certain limitations of the foregoing definition of “Change of Control” and on the rights of holders of Notes to enforce their rights arising in connection therewith, see “Risk Factors – Risks Relating to the Notes – The provisions of the Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction, sale of assets or change in the composition of our board of directors” in this prospectus supplement.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of such board of directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc.

“Paying Agent” means the trustee or any other paying agent selected by us to effect the payment of the purchase price of the Notes contemplated in connection with a Change of Control Repurchase Event.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) promulgated under the

Exchange Act, selected by us (as certified by a resolution of our board of directors or a duly authorized committee thereof) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more notches, notches within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s or the equivalent notches for another Rating Agency) shall be taken into account (such that, for example, with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB – to B+, will constitute a decrease of one notch).

“Rating Date” means the date which is 90 days prior to the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or of our intention to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control: (a) in the event the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more notches (including notches within Rating Categories, as well as between Rating Categories) so that the Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by both Rating Agencies shall be decreased by one or more notches (including notches within Rating Categories, as well as between Rating Categories).

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable previously-announced Change of Control shall have occurred at the time of the Ratings Event).

“S&P” means Standard & Poor’s, a division of McGraw-Hill Financial, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

For a description of certain limited covenants governing the Notes, see “Description of Debt Securities of CenturyLink – Merger and Consolidation” and “– Limitation on Liens” in the accompanying prospectus, and for a description of the limitations of these covenants, see “Risk Factors – Risks Relating to the Notes – Subject to certain limited exceptions, the Notes will not contain restrictive covenants” in this prospectus supplement.

Sinking Fund

The Notes are not subject to, and do not have the benefit of, a sinking fund.

Global Notes and Book-Entry System

The Notes will be issued only in fully registered form without interest coupons in minimum denominations of $2,000 and any integral multiple of $1,000.

At the time of their issuance, the Notes will be (i) in book-entry form, (ii) represented by one or more permanent global certificates in fully registered form, (iii) deposited with the trustee as custodian for DTC, as depositary, and (iv) registered in the name of Cede & Co., or another nominee designated by DTC, on behalf of the other financial institutions that participate in DTC’s book-entry system. Under such system, these participating financial institutions, in turn, will hold beneficial interests in the Notes on behalf of themselves or their customers represented through the participating financial institutions’ book-entry accounts (the “Beneficial Owners”). All rights of Beneficial Owners with respect to the Notes will be governed solely by the procedures of DTC and its participants.

A U.S. Beneficial Owner may elect to hold, directly or through a qualified financial intermediary, its interest in the Notes through DTC. A non-U.S. Beneficial Owner may elect to hold, directly or through a qualified financial intermediary, its interest through DTC, Clearstream Banking, societe anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Each of Clearstream and Euroclear will hold interests in the Notes on behalf of its participants through customers’ securities accounts in its name on the books of its depositary, which in turn will hold such interests in its name on DTC’s books.

Individual certificates in respect of the Notes will not be issued to holders of beneficial interests therein, except in limited circumstances. If (1) we elect to terminate using the book-entry system, (2) an event of default has occurred and is continuing with respect to the Notes, or (3) DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, then we will issue or cause to be issued individual certificates in registered form upon transfer of, or in exchange for, book-entry interests in the Notes represented by registered global notes upon delivery of those registered global notes for cancellation.

For additional information on DTC, Clearstream, Euroclear and applicable global clearance and settlement procedures, please see “Form of Securities” in the accompanying prospectus.

Supplemental Information Regarding the Trustee

Regions Bank is trustee under the indenture relating to several of our outstanding series of senior debt securities. Regions Bank also provides revolving credit and other traditional banking services to CenturyLink. For additional information on the trustee, see “Description of Debt Securities of CenturyLink – Concerning the Trustees” in the accompanying prospectus.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or shareholder of ours has any liability for any of our obligations under the Notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting the Notes waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax considerations. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing regulations under the Code, published rulings and court decisions, all as currently in effect on the date hereof. These laws and interpretations are subject to change, possibly on a retroactive basis. No assurance can be given that the Internal Revenue Service (“IRS”) will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

Unless otherwise stated, this summary deals only with Notes held as capital assets within the meaning of Section 1221 of the Code (generally, assets held for investment) by holders that purchase Notes in this offering at the offering price. The tax treatment of a holder may vary depending on that holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, certain financial institutions, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for its securities holdings, regulated investment companies, persons holding Notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated transaction for U.S. federal income tax purposes, persons holding Notes through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar, certain former U.S. citizens or long-term residents, persons that acquire their Notes in connection with employment or other performance of personal services, retirement plans (including individual retirement accounts and tax-deferred accounts), and persons subject to the alternative minimum tax. In addition, this summary does not address any aspects of state, local, or foreign tax laws or any U.S. federal tax considerations (such as estate, generation-skipping or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a Note that is a partnership and any partners in such partnership should consult their own tax advisors.

Each holder is urged to consult its own tax advisors to determine the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Notes in the light of its own particular circumstances. This summary of the material United States federal income tax considerations is for general information only and is not tax advice.

U.S. Holders

General. For purposes of this summary, the term “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the substantial presence test under Code Section 7701(b);

•	a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for United States federal income tax purposes;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Effects of Certain Contingencies. If the amount or timing of any payment on a debt instrument is contingent, the debt instrument could be subject to special rules that apply to “contingent payment debt instruments.” In certain circumstances (described above under the headings “Description of the Notes – Optional Redemption” and “Description of the Notes – Purchase of Notes upon a Change of Control Repurchase Event”), we may be obligated to pay amounts in excess of stated interest or principal on the Notes. Although the issue is not free from doubt, we believe and intend to take the position that the possibility of the payment of such additional amounts does not result in the Notes being treated as contingent payment debt instruments for purposes of the original issue discount provisions of the Code and the U.S. Treasury regulations. Our determination that the Notes are not contingent payment debt instruments is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder, under the original issue discount provisions of the Code and the Treasury regulations, might be required to accrue income on its Notes in excess of stated interest and prior to the receipt of cash, and may be required to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that our determination is correct.

Stated Interest on the Notes. Generally, stated interest on a Note will be includible in a U.S. holder’s gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with such holder’s regular method of tax accounting. It is anticipated, and the rest of this summary assumes, that the Notes will be issued without original issue discount or, if issued at a discount from the principal amount of the Notes, with an amount of discount that is less than the statutory de minimis amount.

Sale, Exchange, Redemption or Retirement of a Note. Each U.S. holder generally will recognize capital gain or loss upon a sale, exchange, redemption, retirement or other taxable disposition of a Note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a Note is attributable to the payment of accrued interest on the Note, which amount will be treated as a payment of interest) and (ii) the U.S. holder’s adjusted tax basis in the Note. The gain or loss will be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate holders is subject to limitations. A U.S. holder’s adjusted basis in a Note generally will be the amount paid for the Note reduced by any principal payments received on the Note.

Unearned Income Medicare Contribution. Certain U.S. holders who are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on unearned income. This tax would apply to interest on and capital gains from the sale or other disposition of a Note. U.S. holders should consult their tax advisors regarding the effect, if any, of the 3.8% Medicare tax on their ownership or disposition of a Note.

Information Reporting and Backup Withholding. Information reporting will generally apply to reportable payments, including interest and principal on a Note, to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the U.S. holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.

The current backup withholding rate is 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder’s U.S. federal income tax liability, provided the requisite procedures are followed. U.S. holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Information reporting requirements and backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations provided that, if requested to do so, they demonstrate their exempt recipient status; however, exempt recipients that are not subject to backup withholding and do not provide an IRS Form W-9 will nonetheless generally be treated as a foreign payee subject to withholding under FATCA, and may be withheld upon at the 30% rate discussed below under “FATCA Withholding.”

Non-U.S. Holders

The following discussion applies to you if you are a beneficial owner other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (a “non-U.S. holder”). Special rules may apply to you or your shareholders if you are a “controlled foreign corporation” or “passive foreign investment company.” You should consult your own tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

Payments of Interest on the Notes. Under the “portfolio interest” exemption and subject to the discussion below concerning FATCA withholding, the 30% U.S. federal withholding tax that is generally imposed on interest from United States sources should not apply to any payment of principal or interest (including original issue discount) on the Notes, provided that:

•	you do not conduct a trade or business within the United States to which the interest is effectively connected;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of the Code and the U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and

•	you fully and properly execute an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or, in either case, a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person; or a qualified intermediary holding the Notes on your behalf provides us with an IRS Form W-8IMY (or a suitable substitute form) that, among other things, certifies that it has determined that you are not a U.S. person.

Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals.

Subject to the discussion below concerning backup withholding and FATCA withholding, we do not intend to withhold on payments of interest on the Notes if the above requirements are met.

If you cannot satisfy the requirements described above, interest payments made to you on the Notes generally will be subject to the 30% United States federal withholding tax. If a treaty applies, however, you may be eligible for a reduced rate of withholding. Similarly, payments on the Notes that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are not subject to the 30% withholding tax, but instead are generally subject to United States federal income tax, on a net income basis, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or, in either case, a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with your conduct of a trade or business in the United States. Such forms are available on the IRS website at www.irs.gov. Special procedures are provided under applicable U.S. Treasury regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ Notes in the ordinary course of their trade or business.

In general, non-U.S. holders will be required to update their applicable IRS Form W-8 periodically.

Except to the extent provided by an applicable income tax treaty, if you are engaged in a trade or business in the United States (and, if a tax treaty applies, you maintain a permanent establishment within the United States) and interest on the Notes is effectively connected with the conduct of that trade or business (and if a treaty applies, attributable to that permanent establishment), you will be subject to United States federal income tax (but not the 30% withholding tax described above) on such income on a net income basis in generally the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate (or such lower rate or exemption as may be specified by an applicable tax treaty), which is generally imposed on a foreign corporation on the actual and deemed repatriation from the United States of earnings and profits attributable to a United States trade or business.

Sale, Exchange, Redemption or Retirement of a Note. Subject to the discussion below concerning backup withholding and FATCA withholding, any gain or income realized on the disposition of a Note generally will not be subject to United States federal income tax unless (1) that gain or income is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States); or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to the 30% branch profits tax described above unless reduced or exempted by an applicable income tax treaty). Except to the extent provided by an applicable income tax treaty, if you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the Notes) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding. Generally, if you are a non-U.S. holder we or our agent must report annually to you and to the IRS the amount of any payments of interest to you, your name and address, and the amount of tax withheld, if any. Copies of the information returns reporting those interest payments and amounts withheld may be available to the tax authorities in the country in which you reside under the provisions of any applicable income tax treaty or exchange of information agreement.

If you provide the applicable IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying yourself and stating that you are not a United States person, you generally will not be subject to U.S. backup withholding with respect to interest payments (provided that neither CenturyLink nor our agent knows or has reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

Under current Treasury Regulations, payments on the sale, exchange, redemption or other taxable disposition of a Note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless you either certify your status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form (as described above) or otherwise establish an exemption. The payment of the proceeds on the disposition of a Note by you to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. However, the payment of proceeds on the disposition of a Note to or through a non-U.S. office of a U.S. broker or a U.S. Related Person (as defined below) generally will be subject to information reporting (but not backup withholding) unless you certify your status as a non-U.S. holder under penalties of perjury or otherwise establish an exemption, or unless the broker has certain documentary evidence in its files as to your foreign status and has no actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

For this purpose, a “U.S. Related Person” is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business, (iii) a foreign partnership with certain connections to the United States, or (iv) a U.S. branch of a foreign bank or insurance company.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that certain required information is timely furnished to the IRS. You should consult your own tax advisor as to the application of withholding and backup withholding in your particular circumstance and your qualification for obtaining an exemption from backup withholding and information reporting under current Treasury regulations.

FATCA Withholding. Under sections 1471 through 1474 of the Code, Treasury regulations and related guidance (commonly referred to as “FATCA”), a 30% U.S. withholding tax will be imposed in certain circumstances on payments of (i) interest on the Notes and (ii) beginning on or after January 1, 2019, gross proceeds from the sale or other disposition of the Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provide the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If any Notes are held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. If we determine withholding is appropriate with respect to the payments of interest on the Notes or payments in retirement or redemption of the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under certain circumstances, a holder may be eligible for refunds or credits of such withheld taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

General

Under the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed, severally but not jointly, to purchase, the principal amount of Notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Barclays Capital Inc.
Mizuho Securities USA Inc.
SunTrust Robinson Humphrey, Inc.
Fifth Third Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.
Regions Securities LLC
U.S. Bancorp Investments, Inc.

Total	$

J.P. Morgan Securities LLC is acting as the representative of the underwriters named above.

In the underwriting agreement, the underwriters have agreed, subject to the terms, conditions and limitations set forth therein, to purchase all of the Notes offered hereby if any of the Notes are purchased. The obligations of the underwriters, including their agreement to purchase the Notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions and to approval of certain legal matters by counsel.

We have agreed to indemnify the underwriters against, or contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Commissions, Discounts and Expenses

The underwriters have advised us that they propose to offer all or part of the Notes directly to purchasers at the related prices to public set forth on the cover page of this prospectus supplement and may offer the Notes to certain securities dealers at such prices less a concession not in excess of     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow to certain brokers and dealers, a concession not in excess of     % of the principal amount of the Notes. After the Notes are released for sale to the public, the prices to public and other selling terms may from time to time be varied by the underwriters.

The following table shows the underwriting discounts that we have agreed to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes):

Paid by CenturyLink
Per Note		%

We estimate that our total expenses for this offering, not including the aggregate underwriting discount, will be approximately $        .

Trading Market

There is presently no trading market for the Notes and there is no assurance that a market will develop since we do not intend to apply for listing of the Notes on any national securities exchange or market or automated quotation system. Although they are under no obligation to do so, certain of the underwriters presently intend to act as market makers for the Notes in the secondary trading market, but may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. For additional information, see “Risk Factors – Risks Relating to the Notes – The Notes are a new issue and do not have an established trading market, which may, among several other factors, negatively affect their market value” in this prospectus supplement.

Stabilization

In connection with this offering, the representative, on behalf of the underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering and stabilizing transactions. Over-allotment transactions involve syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchase of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. The underwriters are not required to engage in these transactions and may discontinue them at any time without notice.

Trading Prior to Settlement

We expect delivery of the Notes will be made against payment therefor on or about the day specified on the cover page of this prospectus supplement, which will be the tenth business day (T+10) following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next succeeding six business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement or the next succeeding six business days should consult their own advisors.

Conflict of Interest and Other Transactions

The underwriters or their affiliates from time to time may provide, or have provided, various commercial or investment banking or financial advisory services to us or our affiliates for which they have received, or will receive, customary compensation. Affiliates of all of the underwriters are lenders under our existing $2.0 billion revolving credit facility, and an affiliate of Regions Securities LLC, one of the co-managers, is the lender under our existing $100 million revolving line of credit. Regions Securities LLC is also an affiliate of the trustee under the indenture. Certain of the underwriters or their affiliates may own a portion of the Embarq Notes being retired at maturity as described under “Use of Proceeds” in this prospectus supplement, in which case such underwriters or their affiliates would receive a portion of the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments, and may hold, or recommend to their clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell the Notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32 of Hong Kong); and

(b) it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which advertisement, invitation or document relating to such Notes is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan. The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) and each underwriter has represented and agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, (b) has not offered or sold and will not offer or sell the Notes, and (c) has not made and will not make the Notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4(A) of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

United Kingdom. This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (and amendments thereto) and Section 86(7) of the Financial Services and Markets Act 2000 (United Kingdom), as amended, that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Canada. The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment to either thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Stacey W. Goff, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and Jones Walker L.L.P., New Orleans, Louisiana, will pass on certain legal matters for us relating to the offering of the Notes. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of CenturyLink, Inc. and subsidiaries as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2015 and 2014 consolidated financial statements refers to changes in the method of accounting for debt issuance costs and deferred income taxes.

PROSPECTUS

CENTURYLINK, INC.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

UNITS

QWEST CORPORATION

DEBT SECURITIES

CenturyLink, Inc. may offer and sell the following securities, from time to time, in one or more offerings and series, either separately, together or in combination with other such securities:

•	Unsecured senior or subordinated debt securities

•	Preferred stock

•	Depositary shares representing fractional interests in our preferred stock

•	Common stock

•	Warrants to purchase debt securities, preferred stock, depositary shares or common stock

•	Units consisting of certain specified securities.

Qwest Corporation may offer and sell unsecured senior debt securities, from time to time, in one or more offerings and series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities that may be offered, including the offering price, and the specific manner in which they may be offered will be described in a prospectus supplement to this prospectus. Before you decide to invest in any securities that may be offered, you should carefully read this prospectus and any accompanying prospectus supplements relating to the specific issue of securities offered, together with the documents incorporated by reference herein and therein. A prospectus supplement may also update or change information contained in this prospectus.

CenturyLink’s common stock trades on the New York Stock Exchange under the symbol “CTL.”

Investing in these securities involves risks, including those referenced under the heading “Risk Factors” on page 2 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference herein or therein before investing in any securities offered hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2015.

You should rely only on the information contained herein or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained herein or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus is accurate as of any date other than the date on the front cover of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in our website, www.centurylink.com, is not a part of this prospectus, any prospectus supplement or any free writing prospectus.

Unless otherwise provided in this prospectus or the context requires otherwise:

•	“we,” “us” and “our” refer either to CenturyLink, QC or both, as the context requires;

•	“CenturyLink” refers to CenturyLink, Inc. and not any of its subsidiaries (except in connection with the description of its business under the headings “The Companies – CenturyLink” and “Cautionary Statement Regarding Forward-Looking Statements”, where such term refers to the consolidated operations of CenturyLink and its subsidiaries);

•	“QC” refers to Qwest Corporation and not any of its subsidiaries (except in connection with the description of its business under the heading “The Companies – QC”, where such term refers to the consolidated operations of QC and its subsidiaries);

•	“QCII” refers to Qwest Communications International Inc. and its subsidiaries (including QC), which CenturyLink acquired on April 1, 2011; and

•	“securities” refers to any security that we might offer or sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time over the next three years sell any of the securities described in this prospectus in one or more offerings.

This prospectus contains a general summary of the debt securities, preferred stock, depositary shares, common stock, warrants and units that CenturyLink may offer from time to time, and the debt securities that QC may offer from time to time. These summaries are not meant to be a complete description of such securities. We plan to describe the particular terms of any such offered securities in a prospectus supplement, which may update or change information contained in this prospectus concerning the offered securities, our business or other matters. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Any securities of CenturyLink sold hereunder will not be obligations of, or guaranteed by, QC or any other person, and any securities of QC sold hereunder will not be obligations of, or guaranteed by, CenturyLink or any other person.

Any of the CenturyLink securities described herein and in any accompanying prospectus supplement may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

THE COMPANIES

CenturyLink

CenturyLink is an integrated communications company engaged primarily in providing an array of communications services to its residential, business, governmental and wholesale customers. CenturyLink’s communications services include local and long-distance, broadband, private line (including special access), Multi-Protocol Label Switching, data integration, managed hosting (including cloud hosting), colocation, Ethernet, network access, video, wireless and other ancillary services. At December 31, 2014, CenturyLink operated approximately 12.4 million access lines in 37 states, served approximately 6.1 million broadband subscribers, and operated 58 data centers throughout North America, Europe and Asia.

CenturyLink was incorporated in 1968 under the laws of the state of Louisiana.

QC

QC is an integrated communications company engaged primarily in providing an array of communications services to its residential, business, governmental and wholesale customers. QC’s communications services include local, broadband, private line (including special access), network access, Ethernet, information technology, wireless and video services. In certain local and regional markets, QC also provides local access and fiber transport services to competitive local exchange carriers. As of December 31, 2014, QC operated approximately 7.3 million access lines in 14 states principally in the western United States, and served approximately 3.5 million broadband subscribers.

QC, which was incorporated in 1911 under the laws of the state of Colorado, is an indirect wholly-owned subsidiary of CenturyLink.

Other Information

The principal executive offices of CenturyLink and QC are located at 100 CenturyLink Drive, Monroe, Louisiana 71203, and the telephone number is (318) 388-9000. Our website is located at www.centurylink.com. The information set forth on our website is not part of this prospectus, any accompanying prospectus supplement or any free writing prospectus.

Our methodology for counting access lines, subscriber lines and data centers may not be comparable to those of other companies.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our respective SEC filings referred to under the heading “Where You Can Find More Information,” including the risk factors incorporated by reference herein from our respective most recently-filed Annual Reports on Form 10-K, as updated by any other reports and documents that we file with the SEC after the date of such annual reports. In addition, any accompanying prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

WHERE YOU CAN FIND MORE INFORMATION

CenturyLink files annual, quarterly and current reports, proxy statements and other information with the SEC and QC files annual, quarterly and current reports with the SEC. You may read and copy such information, including the registration statement of which this prospectus forms a part, at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address at prescribed rates. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus forms a part, including the exhibits thereto, as well as periodic reports, proxy statements and other information about CenturyLink and QC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC, which may contain additional information that you might find important.

As permitted by the SEC, we are “incorporating by reference” into this prospectus specific documents that we have filed or will file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate herein by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by the registration statement of which this prospectus forms a part (such documents are referred to collectively below as the “incorporated documents”).

We are “incorporating by reference” into this prospectus the following documents filed by us with the SEC; provided, however, we are not incorporating by reference any such documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act:

CenturyLink Filings	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2014.

Description of CenturyLink’s Common Stock on Form 8-A/A	Filed on March 2, 2015.

Proxy Statement on Schedule 14A	Filed on April 16, 2014 (which contains information that has been updated by the Current Report on Form 8-K filed on June 2, 2014 with respect to the termination of CenturyLink’s Amended and Restated 2001 Employee Stock Purchase Plan, which is incorporated by reference into this prospectus).

QC Filing	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2014.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at CenturyLink, Inc. or Qwest Corporation, as applicable, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Investor Relations, or (ii) call us at (318) 388-9000.

This prospectus and the incorporated documents may contain summary descriptions of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements into which we will enter in connection with an offering under this prospectus. These summary descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements to which they relate. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us as described above. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to this prospectus because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, may apply standards of materiality in a manner different from what may be viewed as material to you or other investors, and may no longer continue to be true as of any given date.

Information appearing in this prospectus or any particular incorporated document is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the other incorporated documents and should be read together therewith. Any statement contained in any particular incorporated document will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any incorporated document filed after such particular incorporated document modifies or supersedes such statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the incorporated documents, contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, such as statements concerning the benefits that we expect will result from our operations, investments, transactions and other activities, such as increased revenues or decreased expenditures; statements about our anticipated future operating and financial performance, financial position and liquidity, tax position, contingent liabilities, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, dividend and stock repurchase plans, capital allocation plans, investment results, financing alternatives and sources, and pricing plans; and other similar statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts, many of which are highlighted by words such as “may,” “would,” “could,” “should,” “plan,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “likely,” “seeks,” “hopes,” or variations or similar expressions.

These forward-looking statements are based upon our judgment and assumptions as of the date such statements are made concerning future developments and events, many of which are beyond our control. These forward-looking statements, and the assumptions upon which they are based, are inherently speculative and are subject to a number of risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:

•	the timing, success and overall effects of competition from a wide variety of competitive providers;

•	the risks inherent in rapid technological change, including product displacement;

•	the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality;

•	our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network;

•	our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel;

•	possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service;

•	our ability to successfully introduce new product or service offerings on a timely and cost-effective basis;

•	the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network;

•	our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages;

•	CenturyLink’s ability to use its net operating loss carryforwards in projected amounts;

•	our continued access to credit markets on favorable terms;

•	our ability to collect our receivables from financially troubled customers;

•	our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions;

•	any adverse developments in legal or regulatory proceedings involving us;

•	changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes;

•	the effects of adverse weather;

•	other risks referenced in this prospectus or other of our filings with the SEC; and

•	the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.

These and other uncertainties related to our business are described in greater detail in Item 1A of Part I of our respective Annual Reports on Form 10-K for the year ended December 31, 2014, which are subject to updating and supplementing by our respective subsequently filed SEC reports.

Additional factors or risks that we currently deem immaterial or that are not presently known to us could also cause our actual results to differ materially from our expected results. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, the existing regulatory and technological environment, industry and competitive conditions, and economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our dividend or stock repurchase plans) at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the relevant prospectus supplement, the net proceeds from any sale of the securities described herein will be used for general corporate purposes, including debt repayments, capital expenditures, working capital, acquisitions, pension plan contributions, and redemption or repurchase of our equity or debt securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

General

The following tables set forth the unaudited ratio of earnings to fixed charges on a consolidated basis for the periods and issuers indicated. For purposes of the ratios presented below, (i) earnings include income before income tax expense before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, and distributed income of equity investees, net of interest capitalized and preferred stock dividend requirements, and (ii) fixed charges include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness, and an estimate of interest factor on rentals.

CenturyLink

The table below sets forth CenturyLink’s ratio of consolidated earnings to fixed charges for each of the years in the five-year period ended December 31, 2014. Due to the immaterial amount of CenturyLink preferred stock outstanding, the ratio of consolidated earnings to fixed charges presented below does not differ materially from the ratio of consolidated earnings to fixed charges and preferred stock dividends for any of the periods reflected below.

	Year Ended December 31,
	2014	2013		2012	2011		2010
Ratio of earnings to fixed charges	1.7	1.1	(1)	1.8	1.8	(2)	3.5	(2)

(1)	Fixed charges for the year ended December 31, 2013 included a $1.092 billion non-cash goodwill impairment charge. If the impact of this $1.092 billion non-cash charge is disregarded, our ratio of earnings to fixed charges for the year ended December 31, 2013 would have been 1.9 (derived by dividing the sum of our 2013 earnings available for fixed charges of $1.675 billion plus the amount of the non-cash goodwill impairment charge by our 2013 fixed charges of $1.486 billion).
(2)	These ratios do not give effect to our acquisition of QCII for any period prior to April 1, 2011 or our acquisition of SAVVIS, Inc. for any period prior to July 15, 2011.

QC

The table below sets forth QC’s ratio of consolidated earnings to fixed charges for certain specified “Successor” and “Predecessor” periods, as described below. As a result of CenturyLink’s April 1, 2011 acquisition of QCII, QC became an indirect wholly-owned subsidiary of CenturyLink. In accordance with applicable SEC rules, CenturyLink elected to “push down” its accounting of the QCII acquisition to QC’s consolidated financial statements. Consequently, even though the acquisition did not change QC’s status as a distinct and continuing legal entity, QC’s ratio of consolidated earnings to fixed charges for each of the below-listed periods ending after the acquisition (referred to below as the “Successor” periods) is presented on a different cost basis than, and is therefore not comparable to, QC’s ratio of consolidated earnings to fixed charges for the periods before the acquisition (referred to below as the “Predecessor” periods).

	Successor				Predecessor
				Nine Months Ended December 31, 2011	Three Months Ended March 31, 2011	Year Ended December 31, 2010
	Year Ended December 31,
	2014	2013	2012
Ratio of earnings to fixed charges	3.9	3.8	3.7	3.6	3.9	3.7

DESCRIPTION OF CAPITAL STOCK OF CENTURYLINK

The following summary of the terms of CenturyLink’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of (i) CenturyLink’s articles of incorporation and bylaws and (ii) the Louisiana Business Corporation Act, which is Louisiana’s new corporate statute that took effect on January 1, 2015. Copies of CenturyLink’s articles of incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request, as provided under the heading “Where You Can Find More Information”. To the extent CenturyLink determines it to be necessary or appropriate to amend its articles of incorporation or bylaws in the future to conform them to the new Louisiana Business Corporation Act, copies of such amended articles or bylaws will be filed with SEC and be available in the same manner.

Authorized Capital Stock

CenturyLink is currently authorized under its articles of incorporation to issue an aggregate of 1.602 billion shares of capital stock, consisting of 1.6 billion shares of common stock, $1.00 par value per share, and two million shares of preferred stock, $25.00 par value per share.

As of December 31, 2014, 568,517,457 shares of CenturyLink’s common stock were outstanding. CenturyLink’s common stock is listed for trading on the New York Stock Exchange. As of December 31, 2014, 7,018 shares of preferred stock were outstanding.

Description of Common Stock

We may issue, separately or together with or upon conversion of or exchange for other securities, common stock, all as set forth in the relevant prospectus supplement.

Voting Rights. Under our articles of incorporation, each share of common stock entitles the holder thereof to one vote per share on all matters duly submitted to shareholders for their vote or consent. Holders of our common stock are entitled to elect all of the authorized number of members of our board of directors. Holders of our common stock do not have cumulative voting rights. As a result, the holders of a majority of the votes cast in the election of directors are able to elect all of the directors in an uncontested election.

Our by-laws provide that in an uncontested election of directors, each director must be elected by the vote of the majority of the votes cast with respect to that director’s election. If a nominee for director is not elected and the nominee is an incumbent director, such incumbent director must promptly tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The nominating and corporate governance committee of the board of directors will make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the tendered resignation, taking into account the committee’s recommendation, and publicly disclose by filing a current report on Form 8-K with the SEC its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of election results. If the number of persons properly nominated for election as directors exceeds the number of directors to be elected in a contested election, then the directors shall be elected by a plurality of the shares represented in person or by proxy at the meeting and entitled to vote at such election.

Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor, subject to the preferences applicable to any outstanding preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to distribute their earnings to us in the form of dividends, loans or other payments. Certain of our subsidiaries’ loan agreements contain various restrictions on the transfer of funds to us, including certain provisions that restrict the amount of dividends that may be paid to us.

Other Rights and Provisions. In the event we liquidate, dissolve or wind up our affairs, holders of our common stock would be entitled to receive ratably all of our assets remaining after satisfying the preferences of our creditors and the holders of any outstanding preferred stock. Our common stock is not redeemable and has no subscription, conversion or preemptive rights. All of our outstanding shares of common stock have been fully paid and are non-assessable.

Certain Provisions Affecting Takeovers

Our articles of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of CenturyLink unless the takeover or change of control is approved by our board of directors. Such provisions may also render more difficult the removal of our directors or officers. Certain of our agreements and certain provisions of applicable law may have similar effects.

Limits on Shareholder Actions. Our articles of incorporation provide that shareholder action may be taken only at an annual or special meeting of shareholders, and may not be taken by written consent of the shareholders. This provision prevents consent solicitations by persons desiring to acquire us or change the composition of our board of directors. In addition, our articles of incorporation currently provide that shareholders may call a special meeting of shareholders only if they hold at least a majority of our total voting power.

Removal of Directors. Under our articles of incorporation the shareholders may remove any director or the entire board of directors, only for cause, at any meeting of the shareholders called for such purpose, by the affirmative vote of (i) a majority of the total voting power of all shareholders and (ii) at any time there is a related person, a majority of the total voting power of all shareholders other than the related person, voting as a separate group. This provision precludes a third party from gaining control of the board of directors by removing incumbent directors without cause and filling the vacancies with its own nominees.

Fair Price Provisions. Our articles of incorporation contain provisions designed to provide safeguards for our shareholders when certain current or former beneficial holders of our stock, which we sometimes refer to as related persons, attempt to effect a business combination with us. In general, subject to various exceptions, a business combination between CenturyLink and a related person must be approved by:

•	a majority of CenturyLink’s directors;

•	a majority of CenturyLink’s continuing directors (as defined in CenturyLink’s articles);

•	80% of the total voting power of all shareholders; and

•	two-thirds of the total voting power of shareholders, other than the related person, present or represented at the shareholders’ meeting, voting as a separate group.

Evaluation of Tender Offers. Our board of directors is required by our articles of incorporation to consider various factors when evaluating a business combination, tender or exchange offer, or a proposal by another person to make a tender or exchange offer, including the social and economic effects of the transaction on CenturyLink and its subsidiaries, as well as on our respective employees, customers, creditors, and other elements of the communities in which we operate or are located.

Advance Notice. Our bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to other matters to be brought before a meeting of our shareholders. Our bylaws provide that any shareholder of record entitled to vote thereon may nominate one or more persons for election as directors and properly bring other matters before a meeting of the shareholders only if written notice has been received by the secretary of

CenturyLink, (i) in the event of an annual meeting of shareholders, not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of shareholders or, in the event of an annual meeting scheduled to be held either more than 30 days earlier or 60 days later than such anniversary date, not more than 180 days and not less than 90 days in advance of the meeting, or if public announcement is less than 100 days prior to the meeting, within 10 days of public disclosure of the meeting date; and (ii) in the event of a special meeting, not more than 120 days and not less than 90 days in advance of the meeting, or if public announcement is less than 100 days prior to the meeting, within 10 days of public disclosure of the meeting date. In addition, the notice must contain certain specified information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

Amendment of CenturyLink’s Articles of Incorporation and Bylaws. Various provisions of our articles of incorporation, including the fair price provisions and those provisions limiting the ability of shareholders to act by written consent, may not be amended except upon the affirmative vote of both:

•	80% of the total voting power of all shareholders; and

•	two-thirds of the total voting power of shareholders, other than a related person, present or represented at a shareholders’ meeting, voting as a separate group.

Our bylaws may be adopted, amended, or repealed and new bylaws may be adopted by either:

•	a majority of our directors and a majority of our continuing directors, voting as a separate group; or

•	the holders of at least 80% of the total voting power of all shareholders and two-thirds of the total voting power of shareholders, other than the related person, present or duly represented at a shareholders’ meeting, voting as a separate group.

Powers of Board to Issue Stock. Our board of directors is authorized, without action of the shareholders, to issue (i) additional shares of common stock, subject to certain limitations under the New York Stock Exchange listing standards, and (ii) additional shares of preferred stock with rights and preferences designated by the board of directors, as discussed further under “– Description of Preferred Stock – General”. One of the effects of the existence of undesignated preferred stock and authorized, but unissued, common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of the company and thereby protect the continuity of management. If, in the due exercise of its fiduciary obligations, our board of directors was to determine that a takeover proposal was not in our best interest, the board of directors could issue such shares without shareholder approval in one or more transactions that might prevent or discourage the completion of the takeover transaction by (i) diluting the voting or other rights of the proposed acquiror or insurgent shareholder group, (ii) creating a substantial voting block that might undertake to support the position of the incumbent board, or (iii) effecting an alternative transaction that might complicate or preclude the takeover, or otherwise.

Other. For additional information about these and other provisions of our organizational documents and applicable laws that could have an effect of delaying, deferring, discouraging or preventing a change in control of CenturyLink, you should refer to our registration statement relating to our common stock, as amended and restated on Form 8-A/A, which is incorporated by reference herein. See “Where You Can Find More Information”.

Listing

CenturyLink’s common stock trades on the New York Stock Exchange under the symbol “CTL.”

Description of Preferred Stock

CenturyLink may issue hereunder preferred stock in one or more series on terms to be described in the relevant prospectus supplement. The specific description of any particular series of preferred stock in the relevant prospectus supplement will not be complete. You should refer to the applicable provisions in our articles of incorporation, our bylaws and the articles of amendment relating to each series of preferred stock, all of which we have filed or will file with the SEC, as well as the relevant provisions of the Louisiana Business Corporation Act.

General. Our articles of incorporation authorize the board of directors to issue from time to time, without shareholder approval, shares of preferred stock in one or more series. The rights, preferences, designation and size of each series will be described in an amendment to our articles of incorporation. A prospectus supplement relating to each series will specify the terms of the preferred stock as determined by our board of directors, including some or all of the following:

•	the specific designation, number of shares, rank and purchase price;

•	any per share liquidation preference;

•	any redemption, payment or sinking fund provisions;

•	any dividend rates (fixed or variable) and the dates on which any dividends will be payable (or the method by which the rates or dates will be determined);

•	any voting rights;

•	the methods by which amounts payable in respect of the preferred stock may be calculated;

•	information regarding the manner in which the preferred stock will be registered, to the extent it differs from that described under the heading “Form of Securities”;

•	whether the preferred stock will be listed on a national securities exchange;

•	whether the preferred stock is convertible or exchangeable and, if so, a description of (i) the securities into which the preferred stock is convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions;

•	a description of any material United States federal income tax consequences relating to the series;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption, sinking fund or other rights, preferences, qualifications, limitations and restrictions.

Unless the relevant prospectus supplement states otherwise, the preferred stock will not have preemptive rights. Neither the par value nor the liquidation preference of the preferred stock is indicative of the price at which the preferred stock may actually trade on or after the date of issuance. Unless the relevant prospectus supplement states otherwise, there will be no restriction on our ability to repurchase or redeem preferred stock while there is any arrearage in payment of dividends or sinking fund installments.

Our rights and the rights of holders of any preferred stock issued by us to participate in the distribution of assets of any subsidiary of CenturyLink upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent we ourselves are a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Our board of directors could authorize CenturyLink to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock, which could in turn decrease the market price of our shares of common stock. In addition, the issuance of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control. For more information, see “Description of Common Stock – Certain Provisions Affecting Takeovers – Powers of Board to Issue Stock”.

Outstanding Preferred Stock. As of December 31, 2014, CenturyLink had outstanding 7,018 shares of 5% Cumulative Convertible Series L Preferred Stock. At such time, such shares were convertible into a total of approximately 9,572 shares of CenturyLink common stock. Each share of Series L Preferred Stock entitles the holder thereof to one vote on all matters duly submitted to a vote of shareholders. The holder of each share of Series L Preferred Stock is entitled to receive an annual cash dividend of $1.25, payable in quarterly installments. Dividends on Series L Preferred Stock are cumulative and dividends cannot be paid with respect to common stock unless all cumulative dividends on all shares of Series L Preferred Stock shall have been paid. In the event we liquidate, dissolve or wind up our affairs, the holders of Series L Preferred Stock are entitled to receive, equally and ratably with all other holders of preferred stock of equal rank, $25.00 per share plus accrued and unpaid dividends, before any payment is made to holders of common stock. Each share of Series L Preferred Stock is convertible, at the option of the holder, into the number of shares of common stock derived by dividing $25.00 by the “conversion price” (which, as of the date of this prospectus, is approximately $18.33, as adjusted).

DESCRIPTION OF DEBT SECURITIES OF CENTURYLINK

The following description of the terms of CenturyLink’s debt securities that may be issued under this prospectus contains certain general terms that may apply to such securities. The specific terms of any of CenturyLink’s debt securities will be described in one or more prospectus supplements relating to such debt securities.

CenturyLink may periodically issue senior debt securities in one or more series under an indenture, dated as of March 31, 1994, between it and Regions Bank (as successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee, as supplemented through the date hereof. We refer to this indenture in this section as the senior indenture. CenturyLink may also periodically issue subordinated debt securities in one or more series under a subordinated indenture which would be entered into between it and a bank or trust company selected by it to act as trustee. We refer to this indenture in this section as the subordinated indenture. Together, the senior indenture and the subordinated indenture, if one is entered into, are referred to in this section as the indentures. The trustees under the indentures are sometimes collectively referred to in this section as the trustees.

The particular terms of each series of debt securities that may be issued under the indentures will be set forth in a resolution of our board of directors (or a duly authorized committee thereof) specifically authorizing that series, or in one or more supplemental indentures or other instruments under the applicable indenture. The following summary is not complete and is subject to the provisions of, and is qualified in its entirety by express reference to, the indentures and the applicable resolutions, supplemental indentures or other instruments specifying the particular terms of any such series. We have filed a copy of the senior indenture and a form of the subordinated indenture as exhibits to the registration statement of which this prospectus forms a part, and suggest that you review these carefully.

There is no requirement under the senior indenture, nor is there expected to be any requirement under the subordinated indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in either of the indentures or applicable to one or more issuances of debt securities hereunder in connection with any future issuances of other debt securities. The senior indenture provides, and the subordinated indenture is expected to provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may “reopen” a series of senior or subordinated debt securities, without the consent of the holders of that series, for additional issuances of securities of that series.

Unless otherwise indicated, each reference italicized in parentheses below or in any prospectus supplement applies to section numbers in the applicable indenture and each capitalized term not otherwise defined herein has the meaning assigned to it in the applicable indenture.

General

The debt securities that may be issued under the indentures will be general unsecured obligations of CenturyLink and will be effectively subordinated in right of payment to any of CenturyLink’s future secured indebtedness to the extent of the value of the assets securing any such indebtedness. Senior debt securities will rank senior in right of payment to any of our future subordinated debt and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the relevant prospectus supplement. See “– Subordinated Debt Securities”. The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder. As of December 31, 2014, we had (i) approximately $7.8 billion aggregate principal amount of unsecured senior debt securities outstanding under the senior indenture and

(ii) no subordinated debt, other than capital leases totaling approximately $489 million. For additional information on all of our fixed commitments and our consolidated debt, see the periodic reports that we have filed with the SEC, as described further under “Where You Can Find More Information”.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us from our subsidiaries in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on any debt securities that may be issued hereunder. Our subsidiaries (including QC) are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to our debt securities or, subject to limited exceptions for tax sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. State law applicable to each of our subsidiaries restricts the amount of dividends that they may pay. Restrictions that have been or may be imposed by state regulators (either in connection with obtaining necessary approvals for our acquisitions or in connection with our regulated operations), and restrictions imposed by credit agreements applicable to certain of our subsidiaries may limit the amount of funds that our subsidiaries are permitted to transfer to us, including the amount of dividends that may be paid to us. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of our debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of December 31, 2014, the aggregate principal amount of long-term debt of our subsidiaries (excluding long-term debt classified as “Capital leases and other”) was approximately $11.3 billion.

Unless we state otherwise below or in the relevant prospectus supplement, neither of the indentures nor the debt securities to be issued thereunder (i) limit the amount of secured or unsecured indebtedness that we or any of our subsidiaries may issue or incur, (ii) restrict our ability to pay dividends or sell or transfer our assets or (iii) contain provisions that would afford debt holders protection in the event of a change in control, highly leveraged transaction, recapitalization or similar transaction involving CenturyLink, any of which could adversely affect holders of our debt securities.

If we sell any series of debt securities under the indentures, each related prospectus supplement will describe the terms of the series, including some or all of the following:

•	the title and ranking of the series, including a description of any applicable subordination provisions;

•	the aggregate principal amount of the series to be initially offered, and any limit on the total aggregate principal amount of the series;

•	our net proceeds from the sale thereof;

•	the price or prices at which the series will be issued;

•	the date or dates of maturity;

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates;

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms of any rights committing or entitling the holder to convert or exchange the debt securities into or for other securities issued or held by us;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions;

•	any special United States federal income tax considerations applicable to the series;

•	information regarding the manner in which the series will be registered, to the extent it differs from that described under the headings “– Denominations, Registration and Transfer” and “Form of Securities”;

•	any special provisions relating to the defeasance of the series; and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The listing above is not intended to be an exclusive list of the terms that may be applicable to any debt securities sold under the indentures. We are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus or under any other separate indenture, provided that the terms of securities sold under the indentures or any other separate indenture must be consistent with the terms of the specific indenture under which such securities are sold.

The indentures are, and the debt securities will be, governed by Louisiana law. The indentures are subject to and governed by the Trust Indenture Act of 1939.

Denominations, Registration and Transfer

The debt securities issued under the indentures will be issued in fully registered form and, unless we state otherwise in the relevant prospectus supplement, in denominations of $1,000 or any multiple thereof (Section 2.03). Unless otherwise provided in the relevant prospectus supplement, we will issue the debt securities wholly in the form of one or more global registered securities, and the rights of holders to transfer their beneficial interests therein will be governed solely by the procedures of the depositary for such global securities and its participants. See “Form of Securities”.

The applicable trustee will act as the registrar of debt securities issued under the applicable indenture (Section 2.05). No service charge will be made for any registration of transfer or exchange of debt securities, or issue of new debt securities in the event of a partial redemption of any series, but we may generally require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.05). The applicable trustee may appoint an authenticating agent for any series to act on the trustee’s behalf in connection with authenticating debt securities of that series (Section 2.10). The applicable trustee may at any time rescind any such appointment (Section 2.10).

We will not be required (i) to issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant redemption notice or (ii) to register the transfer of or exchange any debt securities of any series, or portions thereof, called for redemption (Section 2.05).

Payment and Paying Agents

Unless we state otherwise in the relevant prospectus supplement, payment of principal of (and premium, if any) and interest on debt securities of any series will be made in U.S. dollars at the principal office of our Paying Agent or, at our option, by payment delivered to the registered holders of the debt securities (Section 2.03).

Unless we state otherwise in the relevant prospectus supplement, the applicable trustee will act as our sole Paying Agent and 1500 North 18th Street, Monroe, Louisiana, will be designated as the agent’s office for purposes of payments with respect to any series of debt securities. Any other Paying Agents initially designated by us with respect to any series will be named in the relevant prospectus supplement (Sections 4.02 and 4.03).

Any money set aside by us for the payment of principal of (and premium, if any) or interest on any debt securities that remains unclaimed two years after such payment has become due and payable will be repaid to us on May 31 following the expiration of the two-year period and the holder of the debt security may thereafter look only to us for payment thereof (Section 11.05).

Redemption and Sinking Fund Provisions

Unless we state otherwise in the relevant prospectus supplement, a series may be redeemed, in whole or in part, upon not less than 30 days’ and not more than 60 days’ notice at the redemption prices and subject to the terms and conditions (including those relating to any sinking fund established with respect to such series) that may be set forth in a board resolution or supplemental indenture and in the prospectus supplement relating to such series (Sections 3.01 and 3.02). If less than all of the debt securities of the series are to be redeemed, the applicable trustee shall select the debt securities of such series, or portions thereof, to be redeemed by such method as such trustee shall deem appropriate and fair (Section 3.02).

Not less than 45 days prior to any sinking fund payment date for a series of debt securities, we will deliver to the trustee an officers’ certificate specifying the amount of the next sinking fund payment pursuant to the terms of such series of debt securities (Section 3.06).

Events of Default

Unless we state otherwise in the relevant prospectus supplement, the terms and conditions set forth under this heading will govern defaults under the applicable indenture. The indentures provide that an Event of Default means that one or more of the following events has occurred and is continuing with respect to debt securities of a particular series:

•	failure for 30 business days to pay interest on the debt securities of that series when due;

•	failure to pay principal of (or premium, if any, on) the debt securities of that series when due (whether at maturity, upon redemption, by declaration or otherwise) or to make any sinking or analogous fund payment with respect to that series unless caused solely by a wire transfer malfunction or similar problem outside our control;

•	failure to observe or perform any other covenant applicable to that series for 60 days after written notice with respect thereto by the trustee or to us and the trustee by the holders of at least 25% of the aggregate principal amount of such series of debt securities then outstanding; or

•	occurrence of certain specified events relating to bankruptcy, insolvency or reorganization with respect to CenturyLink (Section 6.01).

No Event of Default with respect to the debt securities of a particular series issued under either indenture necessarily constitutes an Event of Default with respect to the debt securities of any other series issued under such indenture.

If an Event of Default shall occur and be continuing with respect to any series and if it is known to the applicable trustee, such trustee is required to mail to each holder of that series a notice of the Event of Default within 90 days of such default. The trustee may withhold from holders notice of any continuing default (except a default in the payment of monies owed) if it determines that withholding notice is in their interests (Section 6.07).

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare the principal of that series of debt securities to be due and payable immediately. The holders of a majority of aggregate outstanding principal amount of such series of debt securities may rescind such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) has been deposited with such trustee before any judgment or decree for such payment has been obtained or entered (Section 6.01).

Holders of debt securities may not enforce the applicable indenture, except as provided therein. Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee, if an Event of Default occurs and is continuing such trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any holders of the affected series, unless, among other things, the holders shall have offered such trustee indemnity reasonably satisfactory to it. Subject to the indemnification provisions and certain limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to such series. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series affected by a default may, in certain cases, waive such default except a default in payment of principal of, or any premium, if any, or interest on, the debt securities of that series or a call for redemption of the debt securities of that series (Sections 6.04 and 6.06).

Holders of subordinated debt securities should refer to “– Subordinated Debt Securities” below for a description of certain restrictions that could prevent such holders from being paid upon an Event of Default.

The holders of at least a majority in principal amount of the debt securities of any series may waive any default (other than a payment of default) for all securities of that series (Section 6.06).

We are required to furnish to the trustees annually a statement regarding our performance of certain of our obligations under the indenture (Section 5.03).

Discharge and Defeasance

Unless the relevant prospectus supplement states otherwise, we may discharge our obligations with respect to any series of our debt securities, subject to certain exceptions, if at any time all outstanding debt securities of that series not previously delivered to the applicable trustee for cancellation by us shall have become due and payable or are to become due and payable or called for redemption within one year and we have deposited with such trustee the entire amount in moneys or U.S. Government Obligations sufficient, without reinvestment, to pay at maturity or upon redemption the outstanding debt securities, including principal (and premium, if any) and interest due or to become due to the date of maturity or redemption, and if we shall also pay or cause to be paid all other sums payable thereunder with respect to that series (Section 11.01).

Additionally, each indenture provides that we may discharge all of our obligations under the indenture with respect to any series, subject to certain exceptions, if at any time all outstanding debt securities of that series not previously delivered to the applicable trustee for cancellation by us or that have not become due and payable as described above shall have been paid by us by depositing irrevocably with such trustee moneys or U.S. Government Obligations sufficient to pay at maturity or upon redemption the outstanding debt securities, including principal (and premium, if any) and interest due or to become due to the date of maturity or redemption, and if we shall also pay all other sums payable thereunder with respect to that series (Section 11.02).

Subordinated Debt Securities

In general, any subordinated debt securities that we may issue under the subordinated indenture will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness (Section 14.01 of the form of subordinated indenture). In general, this means that various provisions of our subordinated debt securities may prohibit us from making payments to the holders thereof in respect of those securities. For instance, in the event we become subject to any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or we liquidate, dissolve or otherwise wind up our affairs, then the holders of any debt senior to our subordinated debt securities will be entitled to be paid in full, before the holders of any subordinated debt securities are paid. In addition, unless otherwise provided in the relevant prospectus supplement, (i) if we default in the payment of any debt that is senior to our subordinated debt securities or if any event of default shall have occurred and be continuing permitting the holders of such senior indebtedness to accelerate payment of such senior indebtedness, then, so long as any such default continues, we cannot make any payment on our subordinated debt securities, and (ii) if any series of subordinated debt securities is declared due and payable before its stated maturity date, then generally no payment on our subordinated debt securities can be made unless the holders of all debt senior to the subordinated debt securities are paid in full.

A prospectus supplement relating to any particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior indebtedness, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities;

•	the definition of senior indebtedness applicable to that series of subordinated debt securities; and

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

There are expected to be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

The failure to make any required payment on any of the subordinated debt securities due to the subordination provisions of such securities will not prevent the occurrence of an Event of Default under the subordinated debt securities. Under such circumstances, the subordinated indenture trustee and the holders of the subordinated debt securities can potentially take action against us, but they will not be able to receive any monetary payments in respect of such securities until the claims of the senior debt holders have been fully satisfied.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture, and the particular disclosures set forth in the relevant prospectus supplement relating to a specific series of subordinated debt securities may supersede the general disclosures set forth in this subsection.

Modification of Indentures

Each indenture contains or is expected to contain provisions permitting us, when authorized by a board resolution, and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series at the time outstanding and affected by such modification, to modify the indenture or any supplemental indenture affecting that series. However, no such modification may:

•	extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each debt security so affected; or

•	reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each debt security then outstanding and affected thereby (Section 9.02).

We and the applicable trustee may amend or supplement the indentures, without the consent of any holder of any series of debt securities, to:

•	create a new series;

•	evidence the assumption by any successor to CenturyLink of our obligations under an indenture;

•	add covenants to an indenture for the protection of the holders of debt securities;

•	cure any ambiguity or inconsistency in an Indenture, or making other provisions as shall not adversely affect the interests of the holders of the debt securities of any series; and/or

•	change or eliminate any provisions of an indenture provided that there is no outstanding debt security of any series created prior to such change that benefits therefrom (Section 9.01).

We anticipate that we will not be permitted to modify or amend the subordination provisions of the subordinated indenture if doing so would adversely affect the rights under Article XIV of the subordinated indenture of the holders of senior indebtedness without the consent of the requisite holders of senior indebtedness required under the terms of such senior indebtedness (Section 9.02 of the form of subordinated indenture).

Merger and Consolidation

Nothing in the indentures prevents us from consolidating or merging with or into, or selling, conveying, transferring or otherwise disposing of all or substantially all of our assets to, another corporation (whether or not affiliated with us or our successor or successors), provided that:

•	we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture (Section 10.01);

•	the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia (Section 10.01); and

•	we comply with any obligation under the applicable indenture to secure the debt securities then outstanding, as described under the heading “– Limitation on Liens” immediately below (Section 4.06).

Limitations on Liens

The indentures provide that CenturyLink will not, while any of the debt securities issued thereunder remain outstanding, create or suffer to exist any mortgage, lien, pledge, security interest or other encumbrance (which we collectively refer to below as liens) upon our property, whether now owned or hereafter acquired, unless we shall secure the debt securities then outstanding by such lien equally and ratably with the other indebtedness or obligations thereby secured so long as such other indebtedness or obligations remain so secured.

Notwithstanding the foregoing, neither indenture will restrict us from creating or suffering to exist the following liens permitted under the indentures:

•	liens upon property hereafter acquired by us or liens on such property at the time of the acquisition thereof, or conditional sales agreements or title retention agreements with respect to any such property;

•	liens on the stock of a corporation that, when such liens arise, concurrently becomes our subsidiary, or liens on all or substantially all of the assets of a corporation arising in connection with our purchase thereof;

•	liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ liens and similar liens arising in the ordinary course of business, deposits to secure surety and appeal bonds to which we are a party, other pledges or deposits for similar purposes in the ordinary course of business, liens created by or resulting from legal proceedings being contested in good faith, certain specified zoning restrictions and other restrictions on the use of real property, interests of lessors in property subject to any capitalized lease, and certain other similar liens generally arising in the ordinary course of business;

•	indebtedness assumed by us in the case of certain consolidations, mergers, sales or conveyances; or

•	liens that replace, extend or renew any lien otherwise permitted under such indenture (Section 4.05).

Subject to certain exceptions and limitations, the indentures similarly require us, prior to consummating any consolidation, merger or sale of all or substantially all of our property that would subject any of our property to any lien, to equally and ratably secure the debt securities then outstanding by such lien (Section 4.06).

The restrictions in the indentures described above would not protect the debt holders in the event of a leveraged transaction in which unsecured indebtedness was incurred or in which the liens arising in connection therewith were freely permitted under the applicable indenture, nor would they afford protection in the event of one or more leveraged transactions in which secured indebtedness was incurred by our subsidiaries.

Concerning the Trustees

The trustees, prior to the occurrence of an Event of Default, undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs (Section 7.01). Subject to such provision, the trustees are not required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby (Section 7.02). A trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it (Section 7.01). We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture (Section 7.06).

A trustee may resign with respect to one or more series and a successor trustee may be appointed to act with respect to such series (Section 7.10).

Regions Bank is trustee, authenticating agent and paying agent under the senior indenture with respect to each outstanding series of senior debt securities of CenturyLink issued thereunder. Regions Bank also provides revolving credit and other traditional banking services to CenturyLink.

DESCRIPTION OF DEBT SECURITIES OF QC

The following description of the terms of QC’s debt securities that may be issued under this prospectus contains certain general terms that may apply to such securities. The specific terms of any of QC’s debt securities will be described in one or more prospectus supplements relating to such debt securities.

QC may periodically issue debt securities in one or more series under an indenture, dated as of October 15, 1999, between QC (formerly named U.S. WEST Communications, Inc.), as issuer, and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as previously amended and supplemented through the date hereof. We refer to this indenture in this section as the QC indenture. U.S. Bank National Association is currently the trustee under the QC indenture.

The particular terms of any series of debt securities that may be issued under the QC indenture will be set forth in a resolution of our board of directors (or a duly authorized committee thereof) specifically authorizing that series, or in one or more supplemental indentures or other instruments under the QC indenture. The following summary is not complete and is subject to the provisions of, and is qualified in its entirety by express reference to, the QC indenture and the applicable resolutions, supplemental indentures or other instruments specifying the particular terms of any such series. We have filed a copy of the QC indenture as an exhibit to the registration statement of which this prospectus forms a part, and suggest that you review it carefully.

There is no requirement under the QC indenture that our future issuances of debt securities be issued exclusively under the QC indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the QC indenture or applicable to one or more issuances of debt securities hereunder in connection with any future issuances of other debt securities. The QC indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may “reopen” a series of debt securities, without the consent of the holders of that series, for additional issuances of securities of that series.

Unless otherwise indicated, each reference italicized in parentheses below or in any prospectus supplement applies to section numbers in the QC indenture and each capitalized term not otherwise defined herein has the meaning assigned to it in the QC indenture.

General

Debt securities that may be issued under the QC indenture will be senior unsecured obligations of QC and will be effectively subordinated in right of payment to any of QC’s future secured indebtedness to the extent of the value of the assets securing any such indebtedness. The debt securities will rank senior in right of payment to any of our future subordinated debt and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The QC indenture does not limit the aggregate principal amount of debt securities that we may issue thereunder. As of December 31, 2014, we had (i) approximately $5.2 billion aggregate principal amount of unsecured debt securities outstanding under the QC indenture, (ii) an additional $2.1 billion aggregate principal amount of unsecured debt securities outstanding under a separate indenture and (iii) no subordinated debt other than capital leases totaling approximately $26 million.

Unless we state otherwise below or in the relevant prospectus supplement, neither the QC indenture nor the debt securities to be issued thereunder: (i) limit the amount of secured or unsecured indebtedness that we or any of our subsidiaries may issue or incur, (ii) restrict our ability to pay dividends or sell or transfer our assets or (iii) contain provisions that would afford debt holders protection in the event of a change in control, highly leveraged transaction, recapitalization or similar transaction involving QC, any of which could adversely affect holders of our debt securities.

If we sell any series of debt securities under the QC indenture, each related prospectus supplement will describe the terms of the series, including some or all of the following:

•	the title and ranking of the series;

•	the aggregate principal amount of the series to be initially offered, and any limit on the total aggregate principal amount of the series;

•	our net proceeds from the sale thereof;

•	the price or prices at which the series will be issued;

•	the date or dates of maturity;

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates;

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms of any rights committing or entitling the holder to convert or exchange the debt securities into or for other securities issued or held by us;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions;

•	any special United States federal income tax considerations applicable to the series;

•	information regarding the manner in which the series will be registered, to the extent it differs from that described under the headings “– Denominations, Registration and Transfer” and “Form of Securities”;

•	any special provisions relating to the defeasance of the series; and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The listing above is not intended to be an exclusive list of the terms that may be applicable to any debt securities sold under the QC indenture. We are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus or under any other indenture, provided that the terms of securities sold under the QC indenture or any other indenture must be consistent with the terms of the specific indenture under which such securities are sold.

The QC indenture is, and the debt securities will be, governed by New York law. The QC indenture is subject to and governed by the Trust Indenture Act of 1939.

Denominations, Registration and Transfer

The debt securities will be issued in registered or unregistered form and, unless we state otherwise in the relevant prospectus supplement, in denominations of $1,000 or any multiples thereof (Section 2.02). Unless otherwise provided in the relevant prospectus supplement, we will issue the debt securities wholly in the form of one or more global registered securities, and the rights of holders to transfer their beneficial interests therein will be governed solely by the procedures of the depositary for such global securities and its participants. See “Form of Securities”.

The trustee will act initially as the registrar of debt securities issued under the QC indenture (Section 2.04). No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.08(c)). The trustee may appoint an authenticating agent for any series to act on the trustee’s behalf in connection with authenticating debt securities of that series issued (Sections 2.03(f) and 2.08(c)).

We will not be required (i) to issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before any selection of debt securities of that series to be redeemed or (ii) to register the transfer of or exchange any debt securities of any series, or portions thereof, called for redemption (Section 2.08(d)).

The QC indenture also permits, subject to certain conditions:

•	registered securities to be transferred for an equal principal amount of unregistered securities of the same series and date of maturity in any authorized denominations; or

•	unregistered securities to be transferred for an equal principal amount of registered or unregistered securities containing identical terms and provisions of the same series and date of maturity in any authorized denominations (Section 2.08).

Payment and Paying Agents

Unless we state otherwise in the relevant prospectus supplement, payment of principal of (and premium, if any) and interest on debt securities of any series will be made in U.S. dollars by the trustee acting on our behalf, and principal payable on registered securities will be payable only against presentation thereof at the office of our Paying Agent in New York, New York, unless we have otherwise instructed the trustee in writing (Section 2.05).

Unless we state otherwise in the relevant prospectus supplement, the trustee will act as our sole Paying Agent and 950 17th Street, Suite 300, Denver, Colorado 80202 will be designated as the agent’s office for purposes of principal payments with respect to any series of debt securities. Any other Paying Agents initially designated by us with respect to any series will be named in the relevant prospectus supplement.

Any money set aside by us for the payment of principal of (and premium, if any) or interest on any debt securities that remains unclaimed two years after such payment has become due and payable will be repaid to us and the holder of the debt security may thereafter look only to us for payment thereof (Section 8.03).

Redemption and Sinking Fund Provisions

Unless we state otherwise in the relevant prospectus supplement, a series may be redeemed, in whole or in part, upon not less than 30 days’ and not more than 90 days’ notice prior to the date of redemption at the redemption prices and subject to the terms and conditions that may be set forth in a board resolution or supplemental indenture and in the relevant prospectus supplement relating to such series (Sections 3.01 and 3.03). If less than all of the debt securities of the series are to be redeemed, the trustee shall select the debt securities of such series, or portions thereof, to be redeemed by such method as the trustee shall deem appropriate and fair (Section 3.02).

Not less than 60 days prior to any sinking fund payment date for a series of debt securities, we will deliver to the trustee an officers’ certificate specifying the amount of the next sinking fund payment pursuant to the terms of such series of debt securities (Section 10.03).

Events of Default

Unless we state otherwise in the relevant prospectus supplement, the terms and conditions set forth under this heading will govern defaults under the QC indenture. The QC indenture provides that an Event of Default means that one or more of the following events has occurred and is continuing with respect to debt securities of a particular series:

•	failure for 90 days to pay interest on the debt securities of that series when due;

•	failure to pay principal on the debt securities of that series when due and payable upon maturity, upon redemption or otherwise;

•	failure to comply with any of our other agreements with respect to the debt securities of that series or in the QC indenture, which failure continues for 90 days after we receive a specified notice of default from the trustee or the holders of at least 25% of the aggregate principal amount of such series of debt securities then outstanding; or

•	occurrence of certain specified events relating to bankruptcy, insolvency or reorganization with respect to QC (Section 6.01).

No Event of Default with respect to the debt securities of a particular series issued under the QC indenture necessarily constitutes an Event of Default with respect to the debt securities of any other series issued under such indenture.

If an Event of Default shall occur and be continuing with respect to any series and if it is known to the trustee, the trustee is required to mail to each holder of that series a notice of the Event of Default within 90 days of such default. The trustee may withhold from holders notice of any continuing default (except a default in the payment of monies owed) if it determines that withholding notice is in their interests (Section 7.05).

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare the principal of that series of debt securities to be due and payable immediately. The holders of a majority of the aggregate outstanding principal amount of such series of debt securities may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of such acceleration (Section 6.02).

Holders of debt securities may not enforce the QC indenture, except as provided therein. Subject to the provisions of the QC indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing the trustee will be under no obligation to exercise any of the rights or powers under the QC indenture at the request or direction of any holders of the affected series, unless, among other things, the holders shall have offered the trustee indemnity reasonably satisfactory to it. Subject to the indemnification provisions and certain limitations contained in the QC indenture, the holders of a majority in aggregate principal amount of the series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series affected by a default may, in certain cases, waive such default except a default in payment of principal of, or any premium, if any, or interest on, the debt securities of that series or a call for redemption of the debt securities of that series (Sections 6.04, 6.05 and 6.06).

The holders of at least a majority in principal amount of the debt securities of any series may waive any default (other than a payment of default) for all securities of that series (Section 6.04).

We are required to furnish to the trustees annually a statement regarding our performance of certain of our obligations under the QC indenture (Section 4.02).

Discharge and Defeasance

Unless the relevant prospectus supplement states otherwise, we may terminate all of our obligations with respect to any series of debt securities and the QC indenture or any installment of principal of (and premium, if any) or interest on any series of debt securities if we irrevocably deposit in trust with the trustee money or U.S. government obligations sufficient to pay, when due, principal of and interest on that series of debt securities to maturity or redemption or such installment of principal or interest, as the case may be, and if all other conditions set forth in the QC indenture are met (Section 8.01).

Merger and Consolidation

Under the QC indenture, we may not consolidate with, merge into or be merged into, or transfer or lease our property and assets substantially as an entirety to another entity, provided that we may consolidate with, merge into or be merged into, or transfer or lease our property and assets substantially as an entirety to another entity if:

•	the successor entity is a corporation and assumes by supplemental indenture all of our obligations under each series of debt securities issued under the QC indenture; and

•	after giving effect to the transaction, no default or Event of Default has occurred and is continuing (Section 5.01).

Modification of Indenture

With the written consent of the holders of a majority in principal amount of the debt securities of each series affected (with each series voting as a class), we and the trustee may amend or supplement the QC indenture or modify the rights of the holders of debt securities; provided that any such amendment that affects the terms of a series of debt securities as distinct from the other series of debt securities issued under the QC indenture will require only the consent of at least a majority in aggregate principal amount of that series of debt securities then outstanding. Such majority holders may also waive compliance by us of any provision of the QC indenture or any supplemental indenture, except a default in the payment of principal or interest. However, without the consent of the holder of each debt security affected, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	change the rate or time for payment of interest;

•	change the principal or the fixed maturity;

•	waive a default in the payment of principal, premium, if any, or interest;

•	make any series of debt securities payable in a different currency; or

•	make any change in the provisions of the QC indenture concerning (a) waiver of existing defaults, (b) rights of holders of debt securities to receive payment or (c) amendments and waivers without the consent of the holders of each debt security affected (Section 9.02).

We and the trustee may amend or supplement the QC indenture without the consent of any holder of any of series of debt securities to:

•	cure any ambiguity, defect or inconsistency in the QC indenture or any debt securities issued thereunder;

•	provide for the assumption of all of our obligations under the QC indenture or any debt securities issued thereunder by any corporation in connection with a merger, consolidation or transfer or lease of our property and assets substantially as an entirety;

•	provide for uncertificated debt securities in addition to or instead of certificated debt securities;

•	add to the covenants made by us for the benefit of holders of any series of debt securities (and if such covenants are to be for the benefit of less than all securities, stating that such covenants are included solely for the benefit of such series) or surrender any right or power conferred upon us;

•	add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of the debt securities, as set forth in the QC indenture;

•	secure any debt securities pursuant to the covenant described under “– Limitation on Liens”;

•	provide for the issuance of and establish the form and terms and conditions of a series of debt securities or establish the form of any certifications required to be furnished pursuant to the terms of the QC indenture or any series of debt securities or to add the rights of the holders of any series of debt securities; or

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect (Section 9.01).

Limitation on Liens

If we mortgage, pledge or otherwise subject to any Lien (other than Permitted Liens) all or some of our property or assets, the QC indenture commits us to secure any series of debt securities under the QC indenture and any of our other obligations which may then be outstanding and entitled to the benefit of a covenant similar in effect to the covenant contained in the QC indenture, equally and proportionally with the indebtedness or obligations secured by such Lien, for as long as any such indebtedness or obligation is so secured (Section 4.03). “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Permitted Liens”, as defined in the First Supplemental Indenture dated August 19, 2004 between QC and the trustee, means any of the following Liens permitted under the QC indenture:

•	Liens existing on the date of the initial issuance of debt securities;

•	Liens on any asset existing at the time such asset is acquired, if not created in contemplation of such acquisition;

•	Liens on any asset (a) created within 180 days after such asset is acquired, or (b) securing the cost of acquisition, construction or improvement of such asset; provided, in either case, that such Lien extends to no property or asset other than the asset so acquired, constructed or improved and property incidental thereto;

•	(a) Liens incidental to the conduct of our business or the ownership of our properties or otherwise incurred in the ordinary course of business which (i) do not secure debt, and (ii) do not in the aggregate materially detract from the value of our assets taken as a whole or materially impair the use thereof in the operation of our business, and (b) Liens not described in clause (a) on cash, cash equivalents or securities that secure any obligation with respect to letters of credit or surety bonds or similar arrangements, which obligation in each case does not exceed $100 million;

•	any Lien to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify us to conduct all or some part of our business or in order to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it;

•	any Liens for taxes, assessments, governmental charges, levies or claims and similar charges either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made;

•	Liens securing the performance of bids, tenders, leases, contracts, sureties, stays, appeals, indemnities, performance or similar bonds or public or statutory obligations of like nature, incurred in the ordinary course of business;

•

materialmen’s, mechanics, repairmen’s, employees, operators’ or other similar Liens or charges arising in the ordinary course of business incidental to the acquisition, construction, maintenance or operation of any of our assets which have not at the time been filed pursuant to law and any such Liens and charges incidental to the acquisition, construction, maintenance or operation of any of our assets, which, although filed, relate to obligations not yet due or the payment of which is being withheld as provided by law, or to obligations the validity of which is being contested in good faith by appropriate proceedings;

•	zoning restrictions, servitudes, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee) and other similar charges or encumbrances, which will not individually or in the aggregate interfere materially and adversely with our business and subsidiaries taken as a whole;

•	Liens created by or resulting from any litigation or proceeding which is currently being contested in good faith by appropriate proceedings and as to which levy and execution have been stayed and continue to be stayed or for which we are maintaining adequate reserves or other provision in conformity with generally accepted accounting principles;

•	any interest or title of vendor or lessor in the property subject to any lease, conditional sale agreement or other title retention agreement;

•	Liens in connection with the securitization or factoring of our or any of our subsidiaries’ receivables in a transaction intended to be a “true sale”; or

•	any Lien securing a refinancing, replacement, extension, renewal or refunding of any debt secured by a Lien permitted by any of the foregoing clauses of this definition of “Permitted Liens” to the extent secured in all material respects by the same asset or assets.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien to secure Debt that is required to be granted on an equal and ratable basis under the “negative pledge”, or equivalent, provisions of a Debt instrument (including outstanding debt securities) as a result of the creation of a Lien that itself would constitute a “Permitted Lien”.

“Debt” of any person means, at any date, without duplication:

•	all obligations of such person for borrowed money;

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

•	all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles;

•	all Debt secured by a Lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person; and

•	all Debt of others guaranteed by such person.

The restrictions in the QC indenture described above would not protect the debt holders in the event of a leveraged transaction in which unsecured indebtedness was incurred or in which the Liens arising in connection therewith were freely permitted under the QC indenture, nor would they afford protection in the event of one or more leveraged transactions in which secured indebtedness was incurred by our subsidiaries.

Concerning the Trustee

The trustee, prior to the occurrence of an Event of Default, undertakes to perform only such duties as are specifically set forth in the QC indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs (Section 7.01).

Subject to such provision, the trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (Section 7.01). We will pay the trustee reasonable compensation and reimburse it for reasonable expenses incurred in accordance with the QC indenture (Section 7.07).

A trustee may resign with respect to one or more series and a successor trustee may be appointed to act with respect to such series (Section 7.08).

U.S. Bank National Association serves as trustee, authenticating agent and paying agent under the QC indenture with respect to each outstanding series of the debt securities of QC issued thereunder. In addition, QC and certain of its affiliates maintain banking and other business relationships in the ordinary course of business with U.S. Bank National Association.

DESCRIPTION OF DEPOSITARY SHARES OF CENTURYLINK

CenturyLink may elect to offer fractional shares of its preferred stock rather than full shares of its preferred stock. If so, CenturyLink will issue to the public receipts for depositary shares, each of which will represent an ownership interest in a fraction of a share of a particular series of its preferred stock, and the shares of CenturyLink’s preferred stock underlying the depositary shares will be deposited under a deposit agreement between CenturyLink and a bank or trust company selected to act as the depositary.

The following general description of the material terms of depositary shares, and all related deposit agreements and depositary receipts, is only a summary and is not intended to be complete. You should refer to the forms of the deposit agreement and depositary receipts that we will file with the SEC in connection with any offering of specific depositary shares. The specific terms of any series of depositary shares will be described in the relevant prospectus supplement, and may vary from the general description provided below.

General

The depositary selected by us will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the relevant deposit agreement to those persons purchasing the fractional shares of our preferred stock. Pending the preparation of definitive depositary receipts, the depositary may, upon our order, issue temporary depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt an equitable and practicable method for making that distribution, including any sale of the property and distribution of the net sales proceeds to the applicable holders.

Each deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred shareholders of the relevant series will be made available to holders of depositary shares.

Withdrawal of Underlying Preferred Stock

Unless we state otherwise in the relevant prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all cash payments or other rights accrued under or represented by the related depositary shares (but such holders will not afterward be entitled to receive depositary shares in exchange for their whole shares). We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected in the manner to be described in the deposit agreement.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then attempt, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions. Unless otherwise provided in the relevant prospectus supplement, the depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the depositary shares, as such, will not be convertible into or exchangeable for such other securities unless otherwise provided in the relevant prospectus supplement. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Taxation

Any holder of depositary shares will be treated for U.S. federal income tax purposes as if they were an owner of the series of preferred stock represented by the depositary shares. Therefore, holders will be required to take into account for U.S. federal income tax purposes income and deductions as if they were a holder of the underlying series of preferred stock. The relevant prospectus supplement will address these and other related tax matters in greater detail.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely changes the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice, whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if, among other circumstances, all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible or exchangeable.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

Unless otherwise provided in the relevant prospectus supplement, the depositary will be obligated to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will be permitted to act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Registered Owners

We, each depositary and any of their agents may treat for any purpose the registered owner of any depositary share as the absolute owner of that depositary share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary.

DESCRIPTION OF WARRANTS OF CENTURYLINK

CenturyLink may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between CenturyLink and a bank or trust company, as warrant agent. The warrant agent will act solely as CenturyLink’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following general description of the material terms of the warrants, and any related warrant agreements, is only a summary and is not intended to be complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including some or all of the following:

•	the title and aggregate number of warrants;

•	the offering price for the warrants, if any;

•	the currency or currencies in which the price of the warrants may be payable;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other specified property;

•	the dates on which the right to exercise the warrants begins and expires;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form;

•	information regarding the manner in which the warrants will be registered, to the extent it differs from that described under the heading “Form of Securities”;

•	a discussion of any material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	any applicable redemption or call provisions applicable to the warrants;

•	the name of the warrant agent; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder, unless otherwise provided in the relevant prospectus supplement.

Unless otherwise provided in the relevant prospectus supplement, we and the warrant agent will be permitted to amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, unless the relevant prospectus supplement otherwise provides, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement.

DESCRIPTION OF UNITS OF CENTURYLINK

As specified in the relevant prospectus supplement, CenturyLink may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, depositary shares, warrants or any combination thereof. The relevant prospectus supplement will describe some or all of the following:

•	the title and aggregate number of units;

•	the offering price of the units, if any;

•	the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange or the units;

•	information regarding the manner in which the units will be registered, to the extent it differs from that described under the heading “Form of Securities”;

•	a discussion of any material United States federal income tax considerations; and

•	any other material terms of the units.

The terms and conditions described under “Description of Capital Stock of CenturyLink”, “Description of Debt Securities of CenturyLink”, “Description of Debt Securities of QC”, “Description of Depositary Shares of CenturyLink” and “Description of Warrants of CenturyLink” will apply to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the relevant prospectus supplement.

FORM OF SECURITIES

Global Securities and Book-Entry System

Unless the relevant prospectus supplement otherwise provides, any debt securities, preferred stock, depositary shares, warrants or units (our “Underlying Securities”) we issue hereunder will be (i) in book-entry form, (ii) represented by one or more global certificates in fully registered form, (iii) deposited with The Depository Trust Company (“DTC”), as depositary, which will hold or designate a third party to hold the global certificates as custodians and (iv) registered in the name of Cede & Co., or another nominee designated by DTC, on behalf of other financial institutions that participate in DTC’s book-entry system. Under such system, these participating financial institutions, in turn, hold beneficial interests in our Underlying Securities on behalf of themselves or their customers represented through the participating financial institutions’ book-entry accounts (the “Beneficial Owners”). All rights of Beneficial Owners with respect to our Underlying Securities will be governed solely by the procedures of DTC and its participants.

A U.S. Beneficial Owner may elect to hold, directly or through a qualified financial intermediary, their interest through DTC. A non-U.S. Beneficial Owner may elect to hold, directly or through a qualified financial intermediary, their interest through DTC, Clearstream Banking, societe anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in their names on DTC’s books.

For all securities issued hereunder in book-entry form, individual certificates in respect of any Underlying Securities will not be issued to Beneficial Owners therein, except in limited circumstances. If (i) we elect to terminate using the book-entry system, (ii) an event of default has occurred and is continuing with respect to such Underlying Securities, or (iii) DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, then we will issue or cause to be issued individual certificates in registered form upon transfer of, or in exchange for, book-entry interests in the Underlying Securities, which are represented by registered global securities, upon delivery of those registered global securities for cancellation.

Clearing Systems

DTC

DTC has advised that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This system eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. We understand that Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. We further understand that Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers in the United States are limited to securities brokers and dealers and banks, and its customers elsewhere include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. We understand that Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers of securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear has further advised that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures for Book-Entry Securities

Purchases of global securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the global securities on DTC’s records. The interest of each Beneficial Owner will in turn be recorded on the records of the respective Direct Participant and any Indirect Participant. For certain non-U.S. persons, Clearstream and Euroclear will credit on its book-entry registration and transfer system the amount of securities sold to non-U.S. Beneficial Owners to the account of financial institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in our Underlying Securities will pass by book-entry registration of the transfer within the records of DTC or, if applicable, Clearstream or Euroclear, as the case may be, in accordance with their respective procedures. Book-entry interests in our Underlying Securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Book-entry interests in our Underlying Securities may be transferred within Clearstream, within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Transfers of book-entry interests in our Underlying Securities among DTC and Clearstream and Euroclear may be effected in accordance with procedures established for this purpose by DTC, Clearstream or Euroclear, as applicable.

Unless the relevant prospectus supplement otherwise provides, we will make payments of any monies owed in respect of our Underlying Securities issued in book-entry form to DTC or its nominee, as the registered owner and holder of the associated global securities. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the nominee on the payment date, in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such Direct or Indirect Participant and not that of DTC, the nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC or its nominee of monies owed in respect of our Underlying Securities will be our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

To the extent we are required to provide notices to the registered holders of our Underlying Securities issued in book-entry form pursuant hereto, we may discharge our obligations by providing notice solely to DTC, in its capacity as the sole record holder of such securities. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

It is our understanding that neither DTC nor Cede & Co. (or any other nominee of DTC) will consent or vote with respect to the global securities unless authorized by Direct Participants in accordance with DTC’s procedures. Under its usual procedures, DTC assigns Cede & Co.’s consent or voting rights to those Direct Participants to whose accounts the global securities are credited on the record date.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to those persons may be limited. In addition, because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge their interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of their interest, may be affected by the lack of a physical certificate evidencing that interest.

Unless otherwise provided in the relevant prospectus supplement, initial settlement of the sale of our Underlying Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S.

depositary; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.

Because of time-zone differences, credits of interests in our Underlying Securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant are expected to be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in our Underlying Securities settled during such processing are expected to be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in our Underlying Securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but are expected to be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The information in this section has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents or through a combination of any such methods of sale. The relevant prospectus supplement will set forth the specific terms of the offering, including the name or names of any underwriters, the purchase price and proceeds from such sale, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers, any securities exchanges on which the securities may be listed, and any other material terms of the distribution of securities. The specific terms of the offering may vary from the general description provided below.

We may distribute securities from time to time in one or more transactions at fixed or variable prices, at prices equal or related to prevailing market prices or at negotiated prices. We also may directly offer and sell securities in exchange for, among other things, outstanding debt or equity securities issued by us or our affiliates.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise set forth in the relevant prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover any over-allotments in connection with the distribution.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the relevant prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the relevant prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the relevant prospectus supplement. Unless otherwise indicated in the relevant prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of any securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of such securities for whom they may act as agents. Underwriters may sell any securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both.

Dealers and agents named in the relevant prospectus supplement may be deemed to be underwriters of the securities within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers.

If so indicated in the relevant prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount that may be purchased by an institution or on the portion of the aggregate amount of the particular securities that may be sold pursuant to these arrangements. The obligations of any purchaser under a delayed delivery contract will generally not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

In order to facilitate any offering of securities hereunder, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on or otherwise fix rights accruing under such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of any such securities, the underwriters, dealers or agents, as the case may be, may bid for and purchase any such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously-distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Except for CenturyLink’s common stock, none of the securities when first issued will have an established trading market. Any underwriters, dealers or agents to or through whom the securities are sold for public offering may make a market in the securities. However, generally they will not be obligated to make a market and may discontinue any market making at any time without notice. If the securities are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on general market conditions, the market for similar securities, our performance and other factors. Other than with respect to CenturyLink’s common stock, which is currently traded on the New York Stock Exchange, there can be no assurance that an active public market for the securities will develop or be maintained.

LEGAL MATTERS

Unless provided otherwise in the relevant prospectus supplement, (i) the validity of the securities offered under this prospectus by CenturyLink will be passed upon by Jones Walker L.L.P., New Orleans, Louisiana, and (ii) the validity of the securities offered under this prospectus by QC will be passed upon by an associate general counsel of QC. If legal matters in connection with offerings made under this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the relevant prospectus supplement.

EXPERTS

CenturyLink

The consolidated financial statements of CenturyLink, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated into this document by reference to CenturyLink, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

QC

The consolidated financial statements of Qwest Corporation and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated into this document by reference to Qwest Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

    % Senior Notes, Series Y, due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Barclays

Mizuho Securities	SunTrust Robinson Humphrey

Co-Managers

Fifth Third Securities	MUFG	Regions Securities LLC	US Bancorp

March     , 2016